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CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE

                                EURO 900,000,000

                                CREDIT AGREEMENT

                               Dated 11 JULY 2001

                                       for

                             SAPPI PAPIER HOLDING AG
                                   as Borrower

                                       and

                            SAPPI INTERNATIONAL S.A.
                                  as Guarantor

                                   arranged by
                               ABN AMRO BANK N.V.
                           CITIBANK INTERNATIONAL PLC
                                  JP MORGAN PLC

                                      with

                           CITIBANK INTERNATIONAL PLC
                                 acting as Agent

BRINGING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY WRITTEN CONFIRMATION OR WRITTEN REFERENCE TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY TAX. PLEASE READ CLAUSES 15.5 (STAMP TAXES), 31.1 (PAYMENTS TO THE AGENT) AND 39 (PLACE OF PERFORMANCE) OF THIS AGREEMENT IN CONNECTION WITH THE FOREGOING.

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                                    CONTENTS

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CLAUSE                                                                      PAGE
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                                   SECTION 1

                                 INTERPRETATION

1.  Definitions And Interpretation ........................................... 1

                                   SECTION 2

                                 THE FACILITIES

2.  The Facilities ...........................................................14

3.  Purpose ..................................................................14

4.  Conditions Of Utilisation ................................................15

                                    SECTION 3

                                   UTILISATION

5.  Utilisation ..............................................................17

6.  Guarantees ...............................................................18

7.  Optional Currencies ......................................................19

                                   SECTION 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

8.  Repayment ................................................................21

9.  Borrower's Liabilities In Relation To Guarantees .........................21

10. Prepayment And Cancellation ..............................................24

                                    SECTION 5

                              COSTS OF UTILISATION
11. Interest .................................................................27

12. Interest Periods And Terms ...............................................27

13. Changes To The Calculation Of Interest ...................................28

14. Fees .....................................................................30

                                    SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

15. Tax Gross Up And Indemnities .............................................32

16. Increased Costs ..........................................................35

17. Other Indemnities ........................................................36

18. Mitigation By The Lenders ................................................37

19. Costs And Expenses .......................................................38

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                                    SECTION 7

               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20. Representations ..........................................................39

21. Information Undertakings .................................................41

22. Financial Covenants ......................................................43

23. General Undertakings .....................................................45

24. Events Of Default ........................................................49

                                    SECTION 8

                               CHANGES TO PARTIES

25. Changes To The Lenders ...................................................53

26. Changes To The Obligors ..................................................56

                                    SECTION 9

                               THE FINANCE PARTIES

27. Role Of The Agent And The Lead Arrangers .................................57

28. The Lenders And The Fronting Bank ........................................61

29. Conduct Of Business By The Finance Parties ...............................62

30. Sharing Among The Lenders ................................................63

                                   SECTION 10

                                 ADMINISTRATION

31. Payment Mechanics ........................................................65

32. Set-Off ..................................................................67

33. Notices ..................................................................67

34. Calculations And Certificates ............................................69

35. Partial Invalidity .......................................................70

36. Remedies And Waivers .....................................................70

37. Amendments And Waivers ...................................................70

38. Counterparts .............................................................71

39. Place Of Performance .....................................................71

                                   SECTION 11

                         GOVERNING LAW AND ENFORCEMENT

40. Governing Law ............................................................72

41. Enforcement ..............................................................72

Schedule 1 THE ORIGINAL LENDERS ..............................................73

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Schedule 2 CONDITIONS PRECEDENT ..............................................74

Schedule 3 REQUESTS ..........................................................76
    Part A Utilisation Request ...............................................76
    Part B Selection Notice ..................................................77

Schedule 4 MANDATORY COST FORMULAE ...........................................78

Schedule 5 FORM OF TRANSFER CERTIFICATE ......................................81

Schedule 6 FORM OF COMPLIANCE CERTIFICATE ....................................83

Schedule 7 EXISTING SECURITY .................................................85

Schedule 8 TIMETABLES ........................................................86
    Part A Loans .............................................................86
    Part B Guarantees ........................................................88

Schedule 9 FORM OF CONFIDENTIALITY UNDERTAKING ...............................89
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THIS AGREEMENT is dated 11 July 2001 and made between:

(1) SAPPI PAPIER HOLDING AG (the "BORROWER");

(2) SAPPI INTERNATIONAL S.A. (the "GUARANTOR");

(3) ABN AMRO BANK N.V., CITIBANK INTERNATIONAL PLC and JP MORGAN PLC (the "LEAD ARRANGERS");

(4) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (THE ORIGINAL LENDERS) as lenders (the "ORIGINAL LENDERS"); and

(5) CITIBANK INTERNATIONAL PLC as agent of the Lenders (the "AGENT").

IT  IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.  DEFINITIONS AND INTERPRETATION

1.1 DEFINITION
    In this Agreement:

    "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

    "AGENT'S SPOT RATE OF EXCHANGE" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

    "ANNUAL COMPLIANCE CERTIFICATE" means a Compliance Certificate in respect of the last Quarter of any financial year of the Borrower.

    "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

    "AVAILABLE FACILITY A" means the aggregate for the time being of each Lender's Available Facility A Commitment.

    "AVAILABLE FACILITY A COMMITMENT" means a Lender's Facility A Commitment minus:

    (a) the Base Currency Amount of its participation in any outstanding Facility A Loans and Guarantees; and

    (b) in relation to any proposed Facility A Utilisation, the Base Currency Amount of its participation in any Facility A Loans and Guarantees that are due to be made on or before the proposed Utilisation Date, other than that Lender's participation in any

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        Facility A Loans and Guarantees that are due to be repaid, prepaid or, as the case may be, expire on or before the proposed Utilisation Date.

    "AVAILABLE FACILITY B" means the aggregate for the time being of each Lender's Available Facility B Commitment.

    "AVAILABLE FACILITY B COMMITMENT" means a Lender's Facility B Commitment minus:

    (a) the Base Currency Amount of its participation in any outstanding Facility B Loans; and

    (b) in relation to any proposed Facility B Utilisation, the Base Currency Amount of its participation in any Facility B Loans that are due to be made on or before the proposed Utilisation Date.

    "BASE CURRENCY" means euro.

    "BASE CURRENCY AMOUNT" means, in relation to a Loan or a Guarantee, the amount specified in the Utilisation Request delivered by the Borrower for that Loan or a Guarantee (or, if the amount requested is not denominated in the Base Currency, the amount of such Loan or the Guaranteed Amount of such Guarantee converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment, prepayment or cancellation of the Loan or Guarantee as the case may be.

    "BREAK COSTS" means the amount (if any) by which:

    (a) the interest (other than the Margin and any Mandatory Cost) which a Lender would have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

    exceeds:

    (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

    "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

    (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

    (b) (in relation to any date for payment or purchase of euro) which is a TARGET Day.

    "CASH COVER" means in relation to any Guarantee, a deposit in an interest-bearing account or accounts in the name of the Fronting Bank in the principal centre of the relevant currency of the

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    Guarantee as the Fronting Bank may specify, that deposit and account to be secured in favour of, and on terms and conditions acceptable to, the Fronting Bank acting reasonably.

    "COMMITMENT" means, in relation to a Lender at any time the aggregate of its Facility A Commitment and its Facility B Commitment.

    "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 6 (FORM OF COMPLIANCE CERTIFICATE).

    "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 24 (EVENTS OF DEFAULT) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

    "DISPOSAL" means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions.

    "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by a person in respect of any Environmental Law.

    "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any Group Company conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

    "EURIBOR" means, in relation to any Loan in euro:

    (a) the applicable Screen Rate; or

    (b) (if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

    "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 24 (EVENTS OF DEFAULT).

    "EXPIRY DATE" means, in relation to any Guarantee, the date on which the maximum aggregate liability under that Guarantee is to be reduced to zero.

    "FACILITIES" means Facility A and Facility B.

    "FACILITY A" means the multicurrency revolving loan and guarantee facility made available under this Agreement as described in Clause 2.1(a) (THE FACILITIES).

    "FACILITY A AVAILABILITY PERIOD" means the period from and including the date of this Agreement to and including the date falling 1 month prior to the Facility A Termination Date.

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    "FACILITY A COMMITMENT" means:

    (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in Schedule 1 (THE ORIGINAL LENDERS) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

    (b) in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

    to the extent not cancelled, reduced or transferred by it under this Agreement.

    "FACILITY A LOAN" means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

    "FACILITY A OUTSTANDINGS" means the aggregate of the Base Currency Amount from time to time of each of the Facility A Loans and each Guarantee.

    "FACILITY A TERMINATION DATE" means the date falling 5 years after the date of this Agreement.

    "FACILITY B" means the loan facility made available under this Agreement as described in Clause 2.1 (b) (THE FACILITIES).

    "FACILITY B AVAILABILITY PERIOD" means the period from and including the date of this Agreement to and including 31 March 2002.

    "FACILITY B COMMITMENT" means:

    (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in Schedule 1 (THE ORIGINAL LENDERS) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

    (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

    to the extent not cancelled, reduced or transferred by it under this Agreement.

    "FACILITY B INITIAL TERMINATION DATE" means the date falling 364 days after the date of this Agreement, or if that date is not a Business Day, the immediately preceding Business Day.

    "FACILITY B LOAN" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

    "FACILITY B REPAYMENT DATE" means the date notified by the Borrower to the Agent as being such in the Extension Request.

    "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

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    "FEE LETTER" means the letter dated 3 May 2001 addressed by the Lead
    Arrangers to the Borrower and any other fee letter or letters dated on or about the date of this Agreement between the Agent or the Fronting Bank and the Borrower setting out any of the fees referred to in Clause 14 (FEES).

    "FINANCE DOCUMENT" means this Agreement, the SISA Guarantee and any Fee Letter.

    "FINANCE PARTY" means the Agent, the Lead Arrangers, the Fronting Bank or a Lender.

    "FINANCIAL INDEBTEDNESS" means (without double counting) any indebtedness for or in respect of:

    (a) moneys borrowed;

    (b) any amount raised by acceptance under any acceptance credit facility;

    (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

    (d) the amount of any liability in respect of any hire purchase agreement, conditional sale agreement or lease which would, in accordance with generally accepted accounting standards in the relevant jurisdiction be treated as a finance or capital lease;

    (e) any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of contracts;

    (f) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

    (g) any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or reacquired by a Group Company (whether following the exercise of an option or otherwise); or

    (h) any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person falling within any of paragraphs (a) to (g) above,

    except that indebtedness owing by one Group Company to another Group Company shall not be taken into account as Financial Indebtedness.

    "FRONTING BANK" means a Lender which each of the Borrower, the Agent and that Lender have agreed to be the Fronting Bank and the Agent has notified all Parties of the same.

    "GROUP" means each Obligor and their respective Subsidiaries for the time being and "GROUP COMPANY" means any one of the same.

    "GUARANTEE" means a guarantee, bond, performance bond, indemnity, letter of credit, documentary or other credit or any other instrument of suretyship or payment, issued, undertaken or made, as the case may be, proposed to be issued, undertaken or made by the Fronting Bank under Facility A.

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    "GUARANTEED AMOUNT" means, in relation to a Guarantee:

    (a) each sum paid or payable by the Fronting Bank to the beneficiary of such Guarantee pursuant to the terms of that Guarantee; and

    (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the Fronting Bank under such Guarantee), claims, losses and expenses which the Fronting Bank incurs or sustains in connection with such Guarantee, in each case which has not been reimbursed pursuant to Clause 9 (BORROWER'S LIABILITIES IN RELATION TO GUARANTEES).

    "GUARANTEE PROPORTION" means, in relation to a Lender in respect of any Guarantee and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by that Lender's Available Facility A Commitment to the Available Facility A immediately prior to the issue of that Guarantee.

    "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

    "IAS" means the international accounting principles formulated by the International Accounting Standards Committee.

    "INFORMATION MEMORANDUM" means the document in the form approved by the Borrower concerning the Group which, at the Borrower's request and on their behalf, was prepared in relation to the syndication of the Facilities and distributed by the Lead Arrangers to selected financial institutions before the date of this Agreement.

    "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 12 (INTEREST PERIODS AND TERMS) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.3 (DEFAULT INTEREST).

    "LENDER" means:

    (a) any Original Lender; and

    (b) any bank or financial institution which has become a Party as a Lender in accordance with Clause 25 (CHANGES TO THE LENDERS),

    which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

    "LIBOR" means, in relation to any Loan:

    (a) the applicable Screen Rate; or

    (b) (if no Screen Rate is available for the currency or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market,

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        as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the interest Period for that Loan.

    "LOAN" means any Facility A Loan or Facility B Loan.

    "LMA" means the Loan Market Association.

    "MAJORITY LENDERS" means:

    (a) until the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, and there are no loans or Guarantees then outstanding, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction); or

    (b) at any other time, a Lender or Lenders whose participations in the Facilities then outstanding aggregate more than 66 2/3% of all the Facilities then outstanding.

    "MANDATORY COST" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (MANDATORY COST FORMULAE).

    "MARGIN" means 0.55 per cent. per annum.

    "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of the Obligors (taken together) to perform their payment obligations under the Finance Documents or the ability of the Borrower to comply with the covenants set out in Clause 22.1 (FINANCIAL COVENANTS).

    "MATERIAL SUBSIDIARY" means, at any time, a subsidiary of an Obligor which has:

    (a) earnings before interest and tax representing 10 per cent. or more of the consolidated earnings before interest and tax of the Group (the "CONSOLIDATED EARNINGS"); or

    (b) gross assets representing 10 per cent. or more of the consolidated gross assets of the Group (the "CONSOLIDATED ASSETS"); and

    (c) in the event that those Group Companies falling within (a) and (b) above when taken together with the Obligors do not account for at least 90% of the Consolidated Earnings and at least 90% of the Consolidated Assets, such other Group Companies as are necessary to ensure that the Material Subsidiaries when taken together with the Obligors account for at least 90% of the Consolidated Earnings and at least 90% of the Consolidated Assets (with Group Companies being included as Material Subsidiaries in the order in which their earnings before interest and tax and/or gross assets are closest to 10 per cent. of the Consolidated Earnings or, as the case may be, the Consolidated Assets), in each case as set out, until the first Annual Compliance Certificate is delivered, in the list provided to the Agent pursuant to Schedule 2 (CONDITIONS PRECEDENT) paragraph (3)(g) and thereafter in the most recent Annual Compliance Certificate (for the avoidance of doubt, calculated by reference to the latest annual consolidated financial statements of the Group

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    delivered by the Borrower to the Agent pursuant to Clause 21.1 (FINANCIAL
    STATEMENTS)) and as updated from time to time by a Material Subsidiary Update Certificate.

    "MATERIAL SUBSIDIARY UPDATE CERTIFICATE" means a certificate delivered pursuant to Clause 21.6 (CHANGE IN MATERIAL SUBSIDIARIES)

    "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

    (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

    (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

    (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

    The above rules will only apply to the last Month of any period.

    "OBLIGORS" means the Borrower and the Guarantor.

    "OPTIONAL CURRENCY" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (CONDITIONS RELATING TO OPTIONAL CURRENCIES).

    "ORIGINAL FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Obligors and their respective subsidiaries and the audited unconsolidated financial statements of the Obligors (if required to be produced by law) for the financial year ended 30 September 2000.

    "PAPER BUSINESS" means, any one or more of the following businesses:

    (a) the production, manufacture, distribution, supply, sale, purchase and trading in respect of paper (including but not limited to fine paper, coated and uncoated woodfree paper, packaging paper, publication paper and newsprint);

    (b) pulp (including all chemical or other manufacturing processes relating to pulp); and

    (c) wood products (including all initial processes, manufacturing or otherwise relating to paper, pulp and paper pulp), the growing of timber supplies and any other businesses related or ancillary to any of the foregoing.

    "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

    "PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

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    "QUARTER" means each period of three months ending on a Quarter Date.

    "QUARTER DATE" means the Borrower's quarterly accounting date on or around the end of any March, June, September or December.

    "QUALIFYING LENDER" has the meaning given to it in Clause 15 (TAX GROSS UP AND INDEMNITIES).

    "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

    (a) (if the currency is sterling) the first day of that period;

    (b) (if the currency is euro) two TARGET Days before the first day of that period; or

    (c) (for any other currency) two Business Days before the first day of that period,

    unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

    "REFERENCE BANKS" means, in relation to LIBOR, the principal London offices of Citibank, N.A., The Chase Manhattan Bank and ABN AMRO Bank N.V. and, in relation to EURIBOR, the principal office in Brussels of Citibank, N.A., The Chase Manhattan Bank and ABN AMRO Bank N.V. or such other banks as may be appointed by the Agent in consultation with the Borrower.

    "RELEVANT INTERBANK MARKET" means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

    "REPEATING REPRESENTATIONS" means each of the representations set out in Clause 20 (REPRESENTATIONS) other than Clause 20.6 (NO PROCEEDINGS PENDING OR THREATENED), Clause 20.7 (FINANCIAL STATEMENTS), Clause 20.9 (PARI PASSU RANKING), Clause 20.10 (ENVIRONMENTAL COMPLIANCE), Clause 20.11 (ENVIRONMENTAL CLAIM), Clause 20.14 (NO MISLEADING INFORMATION) and Clause
    20.15 (OWNERSHIP OF EACH OBLIGOR)) but on the basis that the words "or other Default" are deleted in Clause 20.13 (NO DEFAULT) on each repetition of this representation).

    "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitations Act, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of United Kingdom stamp duty may be void, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any foreign jurisdictions in which relevant obligations may have to be performed, and any qualifications relating to matters of law contained in or referred to in the legal opinions to be delivered to the Agent pursuant to paragraph 2 of
    Schedule 2 (CONDITIONS PRECEDENT).

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    "ROLLOVER LOAN" means one or more Facility A Loans:

    (a) made or to be made on the same day that

        (i)  a maturing Facility A Loan is due to be repaid; or

        (ii) demand in respect of a Guarantee is due to be met;

    (b) the aggregate amount of which is equal to or less than the maturing Facility A Loan;

    (c) in the same currency as the maturing Facility A Loan (unless it arose as a result of the operation of Clause 7.2 (UNAVAILABILITY OF A CURRENCY)) or Guarantee; and

    (d) made or to be made for the purpose of:

        (i)  refinancing a maturing Facility A Loan; or

        (ii) satisfying any demand made by the Agent pursuant to a payment being made under a Guarantee.

    "SAPPI" means Sappi Limited, a company incorporated in the Republic of South Africa with registered number 05/08963/06.

    "SAPPI GROUP COMPANY" means Sappi and any Subsidiary of Sappi other than a Group Company.

    "SCREEN RATE" means:

    (a) in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

    (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

    displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

    "SD WARREN ACQUISITION" means the acquisition by Sappi of the entire issued share capital in SDW Holdings Corporation pursuant to a stock merger agreement dated 8 October 1994 entered into between Kimberley-Clark Tissue Corporation, Sappi and SDW Acquisition Corporation.

    "SD WARREN GROUP" means SDW Holdings Corporation and its subsidiaries.

    "SECURITY" means a mortgage, charge, pledge, lien, right of set-off, retention of title provision, or any other security interest securing any obligation of any person or any other agreement or arrangement having the effect of giving security or preferential ranking to a creditor.

    "SELECTION NOTICE" means a notice in relation to Facility B substantially in the form set out in Part B (SELECTION NOTES) of Schedule 3 (REQUESTS) given in accordance with Clause 12 (INTEREST PERIODS AND TERMS).

                                     - 10 -
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    "SISA GUARANTEE" means the guarantee dated on or about the date of this
    Agreement granted by the Guarantor in favour of the Agent for and on behalf of the Finance Parties.

    "SPECIFIED TIME" means a time determined in accordance with Schedule 8 (TIMETABLES).

    "SUBSIDIARY" means in relation to any company or corporation, a company or corporation:

    (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

    (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

    (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

    and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

    "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

    "TARGET DAY" means any day on which TARGET is open for the settlement of payments in euro.

    "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

    "TERM" means, in relation to any Guarantee, the period from its Utilisation Date until its Expiry Date.

    "TOTAL COMMITMENTS" means the aggregate of the Commitments, being euro 900,000,000 at the date of this Agreement.

    "TOTAL FACILITY A COMMITMENTS" means the aggregate of the Facility A Commitment of each of the Lenders.

    "TOTAL FACILITY B COMMITMENTS" means the aggregate of the Facility B Commitment of each of the Lenders.

    "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (FORM OF TRANSFER CERTIFICATE) or any other form agreed between the Agent and the Borrower.

    "TRANSFER DATE" means, in relation to a transfer, the later of:

    (a) the proposed Transfer Date specified in the Transfer Certificate; and

    (b) the date on which the Agent executes the Transfer Certificate.

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    "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

    "UTILISATION" means a utilisation of either Facility A or Facility B.

    "UTILISATION DATE" means the date of a Utilisation, being the date on which a Loan is to be made or the relevant Guarantee is to be issued.

    "UTILISATION REQUEST" means a notice substantially in the form set out in Part A (UTILISATION REQUEST) of Schedule 3 (REQUESTS).

    "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2 CONSTRUCTION
(a) Any reference in this Agreement to:

    (i) "ASSETS" includes present and future properties, revenues and rights of every description;

    (ii) the "EUROPEAN INTERBANK MARKET" means the interbank market for euro operating in Participating Member States;

    (iii) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;
    (iv) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

    (v)   a Lender's "PARTICIPATION", in relation to:

          (1) a Loan, means the amount of such Loan that is owed to such Lender or, as the case may be, the amount of such Loan that such Lender is obliged to make available; and

          (2) a Guarantee means that Lender's Guarantee Proportion of the Guaranteed Amount of such Guarantee; and

          (3) the Facilities, means the aggregate of such Lender's participations in each Loan and each Guarantee;

    (vi) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

    (vii) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, in so far as the same applies to a class of financial institutions of which a Lender is one, if not having the force of law, being a regulation or the like with which such financial institutions customarily comply in the ordinary course of their business) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

    (viii)a provision of law is a reference to (that provision as amended or re-enacted; and

    (ix) unless a contrary indication appears, a time of day is a reference to London time.

(b) where there is reference in this agreement to any amount, limit or threshold specified in euro, sterling or dollars, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-euro amount shall be counted on the basis of the equivalent in euro of that amount using the Agent's Spot Rate of Exchange.

(c) Section, Clause and Schedule headings are for ease of reference only.

(d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e) A Default is "CONTINUING" if it has not been remedied or waived.

1.3 CURRENCY SYMBOLS AND DEFINITIONS
    "$" and "DOLLARS" denote lawful currency of the United States of America. "[POUND]" and "STERLING" denote lawful currency of the United Kingdom and "EUR" and "EURO" means the single currency unit of the Participating Member States.

1.4 THIRD PARTY RIGHTS
    A person who is not a party to this Agreement has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

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                                    SECTION 2
                                 THE FACILITIES

2.  THE FACILITIES

2.1 THE FACILITIES
    Subject to the terms of this Agreement, the Lenders make available to the Borrower the following facilities:

    (a) a multicurrency revolving loan and guarantee facility in a maximum aggregate amount of euro 562,500,000; and

    (b) a multicurrency term loan facility, in a maximum aggregate amount of euro 337,500,000 incorporating an extension option.

2.2 FINANCE PARTIES' RIGHTS AND OBLIGATIONS
(a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.  PURPOSE

3.1 PURPOSE
    (a) The Borrower shall apply all amounts borrowed by it under Facility A towards the general corporate purposes of the Group.

    (b) The Borrower shall apply all amounts borrowed by it under Facility B in or towards the discharge of:

        (i) the facility made available to SDW Holdings Corporation and SD Warren Company pursuant to a credit agreement dated 6 March 1998 made between SDW Holdings Corporation and SD Warren Company as borrowers, a group of domestic and international lenders and arranged by The Chase Manhattan Bank; and

        (ii) the $139,000,000 14% Series B Subordinated Exchange Debentures due 2006 issued by SD Warren Company.

3.2 MONITORING
    No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

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4.  CONDITIONS OF UTILISATION

4.1 INITIAL CONDITIONS PRECEDENT
    The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (CONDITIONS PRECEDENT) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2 FURTHER CONDITIONS PRECEDENT
(a) The Lenders will only be obliged to comply with Clause 5.4 (LENDERS' PARTICIPATION) and the Fronting Bank will only be obliged to issue a Guarantee if on the date of the Utilisation Request and on the proposed Utilisation Date (other than in the case of a Rollover Loan):

    (i) no Default is continuing or would result from the proposed Loan or Guarantee, as the case may be; and

    (ii) the Repeating Representations to be made by each Obligor are true in all respects.

(b) The Lenders will only be obliged to comply with Clause 7.3 (CHANGE OF CURRENCY) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3 CONDITIONS RELATING TO OPTIONAL CURRENCIES
(a) A currency will constitute an Optional Currency in relation to a Loan or a Guarantee if:

    (i) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on, in the case of a Loan, the relevant Quotation Day and, in any case, the relevant Utilisation Date; and

    (ii) it is dollars or has been approved by the Agent (acting on the instructions of all the Lenders) prior to receipt by the Agent of the relevant Utilisation Request or Selection Notice for that Loan or, as the case may be, Guarantee.

(b) If the Agent has received a written request from the Borrower by the Specified Time for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Borrower by the Specified Time:

    (i)  whether or not the Lenders have granted their approval; and

    (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

(c) If the euro constitutes an Optional Currency at any time, a Loan will only be made available in the euro unit.

4.4 MAXIMUM NUMBER OF LOANS AND GUARANTEES
(a) The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation ten or more Loans and/or Guarantees would be outstanding.

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(b) Any Loan made by a single Lender under Clause 7.2 (UNAVAILABILITY OF A
    CURRENCY) shall not be taken into account in this Clause 4.4.

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                                    SECTION 3
                                   UTILISATION

5.  UTILISATION

5.1 DELIVERY OF A UTILISATION REQUEST
    The Borrower may utilise Facility A or Facility B by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2 COMPLETION OF A UTILISATION REQUEST
(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

    (i) in the case of a Loan, it specifies whether the Loan is to be a Facility A Loan or a Facility B Loan;

    (ii) the proposed Utilisation Date is a Business Day within the Facility A Availability Period (in respect of a Facility A Loan or a Guarantee) or Facility B Availability Period (in respect of a Facility B Loan);

    (iii) the currency and amount of the Utilisation comply with Clause 5.3 (CURRENCY AND AMOUNT);

    (iv) the proposed Interest Period or Term, as the case may be, complies with Clause 12 (INTEREST PERIODS AND TERMS); and

    (v) in relation to a Guarantee, the Fronting Bank and the Agent have approved the terms of the Guarantee, the purpose of its issue and the identity of the beneficiary by the Specified Time.

(b) Only one Loan or Guarantee may be requested in each Utilisation Request.

5.3 CURRENCY AND AMOUNT
(a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b) The amount of the proposed Loan or Guarantee must be an amount whose Base Currency Amount is not more than the Available Facility A or the Available Facility B (as the case may be) and which:

    (i) if the currency selected is the Base Currency, is a minimum of euro 50,000,000 or, if less, the Available Facility A or Available Facility B (as the case may be) and is an integral multiple of euro 10,000,000; or

    (ii) if the currency selected is dollars, is a minimum of $50,000,000 or, if less, the Available Facility A or the Available Facility B (as the case may be) and is an integral multiple of $10,000,000; or

    (iii) if the currency selected is an Optional Currency other than dollars, is the minimum amount (or an integral multiple, if required) specified by the Agent pursuant to paragraph (b) (ii) of Clause 4.3 (CONDITIONS RELATING TO OPTIONAL CURRENCIES) or, if less, the Available Facility A or Available Facility B (as the case may be).

    (iv) in respect of a Guarantee, has a Base Currency Amount which when aggregated with the Base Currency Amounts of all Guarantees outstanding on the relevant Utilisation Date, does not exceed euro 50,000,000.

5.4 LENDERS' PARTICIPATION
(a) If the conditions set out in this Agreement have been met, each Facility A Lender (in the case of a Facility A Loan) or Facility B Lender (in the case of a Facility B Loan) shall make its participation in each Facility A Loan (or Facility B Loan, as applicable) available through its Facility Office.

(b) The amount of each Lender's participation in each Facility A Loan or, as the case may be, Facility B Loan will be equal to the proportion borne by its Available Facility A Commitment or, as the case may be, Available Facility B Commitment to the Available Facility A or, as the case may be, Available Facility B immediately prior to making of the Facility A Loan or, as the case may be, making of the Facility B Loan.

5.5 NOTIFICATION
(a) The Fronting Bank shall provide a copy of each duly executed Guarantee to the Agent by the Specified Time.

(b) The Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and each Guarantee by the Specified Time.

6.  GUARANTEES

6.1 COMPLETION OF GUARANTEES
    The Fronting Bank is authorised to issue any Guarantee pursuant to Clause 5 (UTILISATION) by:

    (a) completing the issue date and the proposed Expiry Date of that Guarantee; and

    (b) executing and delivering that Guarantee to the relevant recipient on the Utilisation Date.

6.2 RESTRICTIONS ON PARTICIPATION IN GUARANTEES
    If at any time prior to the issue of a Guarantee any Lender is prohibited by law or pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority from having any right or obligation under this Agreement in respect of a Guarantee, that Lender shall notify the Agent by the Specified Time and:

    (a) the maximum actual and contingent liabilities of the Fronting Bank under that Guarantee shall be reduced by an amount equal to an amount which would have been the amount of that Lender's Guarantee Proportion of that Guarantee if the prohibition had not occurred;

    (b) the Guarantee Proportion of that Lender in relation to that Guarantee shall be nil; and

    (c) that Lender's Available Facility A Commitment shall be reduced by an amount equal to an amount which would have been the amount of that Lender's Guarantee Proportion of the Guarantee if the prohibition had not occurred.

7.  OPTIONAL CURRENCIES

7.1 SELECTION OF CURRENCY
(a) The Borrower shall select the currency of a Loan or a Guarantee:

    (i)   (in the case of an initial Utilisation) in a Utilisation Request; and

    (ii) (afterwards in relation to a Facility B Loan made to it) in a Selection Notice.

(b) If the Borrower fails to issue a Selection Notice in relation to a Facility B Loan prior to the Specified Time, the Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

(c) If the Borrower issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify the Borrower and the Lenders and the Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

(d) A Selection Notice requesting a change of currency may only be served in respect of a Facility B Loan in relation to an Interest Period commencing on or before the Facility B Initial Termination Date.

7.2 UNAVAILABILITY OF A CURRENCY
    If before the Specified Time on any Quotation Day in relation to a Loan:

    (a) the Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

    (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

    the Agent will give notice to the Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 7.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Facility A Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

7.3 CHANGE OF CURRENCY
    If a Facility B Loan is to be denominated in different currencies during two successive Interest Periods:

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    (a) if the currency for the second Interest Period is an Optional Currency, the amount of the Loan in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Agent's Spot Rate of Exchange at the Specified Time;

    (b) if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

    (c) the Borrower shall repay the Loan on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

    (d) (subject to Clause 4.2 (FURTHER CONDITIONS PRECEDENT)) the Lenders shall re-advance the Loan in the new currency in accordance with Clause 7.5 (AGENT'S CALCULATIONS).

7.4 SAME OPTIONAL CURRENCY DURING SUCCESSIVE INTEREST PERIODS
(a) If a Facility B Loan is to be denominated in the same Optional Currency during two successive Interest Periods, the Agent shall calculate the amount of the Facility B Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Facility B Loan at the Agent's Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b) below):

    (i) if the amount calculated is less than the existing amount of that Facility B Loan in the Optional Currency during the first Interest Period, promptly notify the Borrower and the Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

    (ii) if the amount calculated is more than the existing amount of that Facility B Loan in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Event of Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

(b) If the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Facility A Loan in the Optional Currency has increased or decreased by less than 5 per cent. compared to its Base Currency Amount, no notification shall be made by the Agent and no payment shall be required under paragraph (a) above.

7.5 AGENT'S CALCULATIONS
    (a) All calculations made by the Agent pursuant to this Clause 7 will take into account any repayment, prepayment, consolidation or division of Facility B Loans to be made on the last day of the first Interest Period.

    (b) Each Lender's participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4, (LENDERS' PARTICIPATION).

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                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

8.  REPAYMENT

8.1 REPAYMENT OF FACILITY A LOANS
    The Borrower shall repay each Facility A Loan on the last day of its Interest Period.

8.2 REPAYMENT OF FACILITY B LOANS
    Subject to Clause 8.3 (REQUEST FOR EXTENSION), the Borrower shall repay the Facility B Loans made to it in full on the Facility B Initial Termination Date or, if an Extension Request has been served, on the Facility B Repayment Date.

8.3 REQUEST FOR EXTENSION
    The Borrower shall be entitled to request that the maturity of each Facility B Loan outstanding on the Facility B Initial Termination Date be extended from the Facility B Initial Termination Date to a date falling on or before the first anniversary of the Facility B Initial Termination Date. Such request (the "EXTENSION REQUEST") shall be made in writing not less than 15 Business Days before the Facility B Initial Termination Date and shall be unconditional and irrevocable and shall specify a date as the Facility B Repayment Date. Only one Extension Request may be made.

8.4 NOTIFICATION TO BANKS
    The Agent shall advise each Facility B Lender of the Extension Request as soon as practicable after receipt thereof.

8.5 EXTENSION OF FACILITY B LOANS
    If the Borrower has delivered an Extension Request pursuant to Clause 8.3 (REQUEST FOR EXTENSION), the maturity of each Facility B Loan outstanding on the Facility B Initial Termination Date shall automatically be extended to the Facility B Repayment Date.

9.  BORROWER'S LIABILITIES IN RELATION TO GUARANTEES

9.1 DEMANDS UNDER GUARANTEES
    If a demand is made under a Guarantee or the Fronting Bank incurs in connection with a Guarantee any other liability, cost, claim, loss or expense which is to be reimbursed pursuant to this Agreement, the Fronting Bank shall promptly notify the Agent of the amount of such demand or such liability, cost, claim, loss or expense and the Guarantee to which it relates and the Agent shall promptly make demand upon the Borrower in accordance with this Agreement and notify the Lenders.

9.2 BORROWERS' INDEMNITY TO FRONTING BANK
    The Borrower shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Agent) the Fronting Bank against:

    (a) any sum paid or due and payable by the Fronting Bank under any Guarantee; and

    (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the Fronting Bank under any Guarantee or in connection

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        with any Guarantee), claims, losses and expenses which the Fronting Bank may at any time incur or sustain in connection with or arising out of any Guarantee save for any such liabilities, costs, claims, losses and expenses which such Fronting Bank incurs or suffers as a result of its own negligence or wilful default.

9.3 BORROWERS' INDEMNITY TO LENDERS
    The Borrower shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Agent) each Lender against:

    (a) any sum paid or due and payable by that Lender (whether under Clause
        28.1 (LENDERS' INDEMNITY) or otherwise) in connection with any Guarantee; and

    (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from that Lender in connection with any Guarantee), claims, losses and expenses which that Lender may at any time incur or sustain in connection with any Guarantee save for any such liabilities, costs, claims, losses and expenses incurred or sustained as a result of that Lender's or the Fronting Bank's own negligence or wilful default.

9.4 PRESERVATION OF RIGHTS
    Neither the obligations of the Borrower set out in this Clause 9 nor the rights, powers and remedies conferred on the Fronting Bank or Lender by this Agreement or by law shall be discharged, impaired or otherwise affected by:

    (a) the winding-up, dissolution, administration or re-organisation of the Fronting Bank, any Lender or any other person or any change in its status, function, control or ownership;

    (b) any of the obligations of the Fronting Bank, any Lender or any other person under this Agreement or under any Guarantee or under any other security taken in respect of its obligations under this Agreement or otherwise in connection with a Guarantee being or becoming illegal, invalid, unenforceable or ineffective in any respect;

    (c) time or other indulgence being granted or agreed to be granted to or by the Fronting Bank, any Lender or any other person under or in connection with a Guarantee, this Agreement or under any other security;

    (d) any amendment to, or any variation, waiver or release of, any obligation of the Fronting Bank, any Lender or any other person under a Guarantee or this Agreement;

    (e) any other act, event or omission which, but for this Clause 9, might operate to discharge, impair or otherwise affect any of the obligations of the Borrower set out in this Clause 9 or any of the rights, powers or remedies conferred upon the Fronting Bank or any Lender by this Agreement or by law.

    The obligations of the Borrower set out in this Clause 9 shall be in addition to and independent of every other security which the Fronting Bank or any Lender may at any time hold in respect of the Borrower's obligations under this Agreement.

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9.5 SETTLEMENT CONDITIONAL
    Any settlement or discharge between the Borrower and the Fronting Bank or a Lender shall be conditional upon no security or payment to the Fronting Bank or Lender by the Borrower, or any other person on behalf of the Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Fronting Bank or Lender shall be entitled to recover the value or amount of such security or payment from the Borrower subsequently as if such settlement or discharge had not occurred.

9.6 RIGHT TO MAKE PAYMENTS UNDER GUARANTEES
    The Fronting Bank shall be entitled to make any payment in accordance with the terms of the relevant Guarantee without any reference to or further authority from the Borrower or any other investigation or enquiry. The Borrower irrevocably authorises the Fronting Bank to comply with any demand under a Guarantee which is valid on its face.

9.7 EXCHANGE RATE MOVEMENTS
(a) If on any 31 March or 30 September in any year (each a "MEASUREMENT
    DATE"):

    (i) the Facility A Utilised Amount (as defined below) exceeds the Total Facility A Commitments; and

    (ii) the Agent determines that the equivalent in the Base Currency on the basis of the Agent's Spot Rate of Exchange of the Guaranteed Amounts of all Guarantees denominated in an Optional Currency shall be greater than the Base Currency Amount of those Guarantees by 5 per cent. or more, the Borrower shall, within 2 Business Days of receiving the Agent's demand to do so, pay to the credit of a Collateral Account (as defined in Clause 9.7(c) below) such amounts in the relevant Optional Currencies to ensure that the aggregate of (i) the Base Currency Amount of those Guarantees and
    (ii) the equivalent in the Base Currency on the basis of the Agent's Spot Rate of Exchange of all sums standing to the credit of all Collateral Accounts on that Measurement Date shall, after the crediting of such amounts, equal the equivalent in the Base Currency on the basis of the Agent's Spot Rate of Exchange of the Guaranteed Amounts of those Guarantees. For the purposes of the above the "FACILITY A UTILISED AMOUNT" means, at any time, the aggregate of (i) all Facility A Loans denominated in euro, (ii) the equivalent in euro using the Agent's Spot Rate of Exchange of all Facility A Loans denominated in a currency other than euro, (iii) the aggregate of the Guaranteed Amounts of all Guarantees denominated in euro and (iv) the aggregate of the equivalent in euro using the Agent's Spot Rate of Exchange of the Guaranteed Amount of each Guarantee denominated in a currency other than euro.

(b) On each Measurement Date, PROVIDED THAT no Default has occurred and is continuing, the Borrower may withdraw such amounts standing to the credit of a Collateral Account (as determined by the Agent and comprised of such Optional Currencies as the Agent may select) to ensure that, after payment of such amounts, the aggregate of (i) the Base Currency Amount of all Guarantees denominated in an Optional Currency and (ii) the equivalent in the Base Currency on the basis of the Agent's Spot Rate of Exchange of all sums, if any, standing to the credit of all Collateral Accounts on that Measurement Date is equal to the equivalent in the Base Currency

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    on the basis of the Agent's Spot Rate of Exchange of the Guaranteed Amounts
    of those Guarantees.

(c) In this Clause 9.7, a "COLLATERAL ACCOUNT" means, in relation to the Borrower and an Optional Currency, an account of the Borrower in that currency held with such bank as the Agent may nominate and designated as being in respect of Guarantees issued by the Fronting Bank at the request of the Borrower.

(d) On the first occasion the Borrower is obliged to make a payment to a Collateral Account, it shall open that Collateral Account and, if a Default is then continuing, shall charge the same to the Agent (as agent and trustee for itself, the Fronting Bank and the Lenders) on terms satisfactory to the Agent.

(e) Except as expressly permitted in this Clause 9.7, the Borrower may not withdraw any amount from a Collateral Account.

10. PREPAYMENT AND CANCELLATION

10.1 ILLEGALITY
(a) If, at any time after the date of this Agreement, it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

    (i) that Lender shall promptly notify the Agent upon becoming aware of that event;

    (ii) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

    (iii) if the relevant Lender so requires, the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

(b) If it becomes unlawful for the Fronting Bank to perform any of its obligations as contemplated by this Agreement or to issue or leave outstanding any Guarantee, Facility A shall cease to be available for the issue of Guarantees and the Borrower shall use its reasonable endeavours to procure the release of each Guarantee outstanding at such time.

10.2 CHANGE OF CONTROL
(a) For the purposes of this Clause 10.2, "ASSOCIATED PERSON" means, in relation to any person, a person who is acting in concert (as defined in The City Code on Takeover and Mergers) with that person or is a connected person (as defined in section 839 of the Income and Corporation Taxes Act
     1988) of that person.

(b) If, on any date, (a "CHANGE OF CONTROL DATE"), without the prior consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed), the whole of the issued share capital of either Obligor ceases to be owned, directly or indirectly by Sappi, then on the date (a "PREPAYMENT DATE") falling 30 days after such Change of Control Date:

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     (i)  the Borrower shall prepay each Loan; and

     (ii) the Lenders obligations under this Agreement shall be terminated and the Total Commitments reduced to zero.

(c) If, on any date, without the consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed) a person (whether alone or together with any associated person or persons acting in concert) becomes the beneficial owner of shares in the issued share capital of Sappi carrying the right to exercise, or control the exercise of, more than 35 per cent. of the maximum number of votes exercisable at a general meeting of Sappi then, on the date (a "PREPAYMENT DATE") falling 90 days after such date:

     (i)  the Borrower shall prepay each Loan; and

     (ii) the Lenders obligations under the Agreement shall be terminated and the Total Commitments reduced to zero.

(d) On a Prepayment Date (as defined in either paragraph (b) or (c) above), the Borrower shall in respect of each Guarantee either provide Cash Cover in respect of each Guarantee in an amount equal to the Guaranteed Amount or procure the release of the Fronting Bank from such Guarantee.

10.3 VOLUNTARY CANCELLATION
     The Borrower may, if it gives the Agent not less than 3 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of euro 50,000,000 and in integral multiples of euro 10,000,000) of the Available Facility A or the Available Facility B. Any cancellation under this Clause 10.3 shall reduce rateably the Facility A Commitments or, as the case may be, the Facility B Commitments of the Lenders.

10.4 VOLUNTARY PREPAYMENT OF LOANS
(a) The Borrower may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of euro 10,000,000).

(b) Any amount prepaid in relation to a Facility B Loan shall reduce the Facility B Commitments pro rata by the Base Currency Amount of the amount so prepaid.

10.5 RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER
(a)  If:

     (i) any sum payable to any Lender or the Fronting Bank by an Obligor is required to be increased under paragraph (c) of Clause 15.2 (TAX GROSS-UP); or

     (ii) any Lender or the Fronting Bank claims indemnification from the Borrower under Clause 15.3 (TAX INDEMNITY) or Clause 16.1 (INCREASED COSTS),

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     the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Facility A Commitment and/or the Facility B Commitment (as the case may be) of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b) On receipt of a notice referred to in paragraph (a) above, the Facility A Commitment and/or the Facility B Commitment (as the case may be) of that Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period in respect of a Loan outstanding under the Facility or Facilities in respect of which the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan and shall, in the case of such a notice given in respect of a Facility A Commitment, procure either that such Lender's Guarantee Proportion of each Guarantee be reduced to zero (by reduction of the amount of that Guarantee in an amount equal to that Lender's Guarantee Proportion) or provide Cash Cover in respect of each Guarantee in an amount equal to such Lender's Guarantee Proportion of the Guaranteed Amount of such Guarantee.

10.6 RESTRICTIONS
(a) Any notice of cancellation or prepayment given by any Party under this Clause 10 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)  The Borrower may not reborrow any part of Facility B which is prepaid.

(d) Unless a contrary indication appears in this Agreement, any part of Facility A which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(e) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g) If the Agent receives a notice under this Clause 10 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

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                                    SECTION 5
                              COSTS OF UTILISATION

11.  INTEREST

11.1 CALCULATION OF INTEREST
     The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     (a)  Margin;

     (b)  LIBOR or, in relation to any Loan in euro, EURIBOR; and

     (c)  Mandatory Cost, if any.

11.2 PAYMENT OF INTEREST
     On the last day of each Interest Period the Borrower shall pay accrued interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than 6 Months, on the dates falling at 6 Monthly intervals after the first day of the Interest Period).

11.3 DEFAULT INTEREST
(a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate 1.00 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 11.3 shall be immediately payable by the Borrower on demand by the Agent.

(b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

11.4 NOTIFICATION OF RATES OF INTEREST
    The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

12.  INTEREST PERIODS AND TERMS

12.1 SELECTION OF INTEREST PERIODS AND TERMS
(a)  Each Facility A Loan shall have one Interest Period.

(b) Interest on each Facility B Loan shall be calculated by reference to successive Interest Periods.

(c) The Borrower may select an Interest Period for a Loan and a Term for a Guarantee in the Utilisation Request for that Loan or Guarantee as the case may be or (if a Facility B Loan has already been borrowed) in a Selection Notice.

(d) Each Selection Notice is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

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(e)  If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 12.2 (NON-BUSINESS DAYS), be 1 Month.

(f) Subject to this Clause 12, the Borrower may select an Interest Period of 1, 2, 3 or 6 Months or any other period agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders).

(g) The Borrower may select a Term for a Guarantee ending on or before the Facility A Termination Date.

(h) An Interest Period for a Loan shall not extend beyond, as applicable, the Facility A Termination Date (in the case of a Facility A Loan), the Facility B Initial Termination Date or, if an Extension Request has been served, the Facility B Repayment Date.

(i) Each Interest Period for a Facility A Loan, a Facility B Loan and each Term for a Guarantee shall start on the Utilisation Date or (in the case of a subsequent Interest Period for a Facility B Loan) on the last day of its preceding Interest Period.

12.2 NON-BUSINESS DAYS
     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12.3 CONSOLIDATION AND DIVISION OF FACILITY B LOANS
(a)  Subject to paragraph (b) below, if two or more Interest Periods:

     (i)  relate to Facility B Loans in the same currency; and

     (ii) end on the same date;

     those Facility B Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility B Loan on the last day of the Interest Period.

(b)  Subject to Clause 4.4 (MAXIMUM NUMBER OF LOANS AND GUARANTEES) and Clause
     5.3 (CURRENCY AND AMOUNT), if the Borrower requests in a Selection Notice that a Facility B Loan be divided into two or more Facility B Loans, that Facility B Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice (of at least euro 50,000,000 each), being an aggregate Base Currency Amount equal to the Base Currency Amount of the Facility B Loan immediately before its division.

13.  CHANGES TO THE CALCULATION OF INTEREST

13.1 ABSENCE OF QUOTATIONS
     Subject to Clause 13.2 (MARKET DISRUPTION), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

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13.2 MARKET DISRUPTION
(a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

     (i)  the Margin;

     (ii) subject to Clause 13.3, the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender as certified by it with a copy to the Agent and the Borrower of funding its participation in that Loan from whatever source it may reasonably select; and

     (iii)the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)  In this Agreement "MARKET DISRUPTION EVENT" means:

     (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

     (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

13.3 ALTERNATIVE BASIS OF INTEREST OR FUNDING
(a) If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

13.4 BREAK COSTS
(a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

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14.  FEES

14.1 COMMITMENT FEE
(a) The Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

     (i) 0.25 per cent. per annum on that Lender's Facility A Available Commitment for the Facility A Availability Period; and

     (ii) 0.25 per cent. per annum on that Lender's Facility B Available Commitment for the Facility B Availability Period.

(b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Facility A Availability Period or, as the case may be, the Facility B Availability Period, on the last day of the Facility A Availability Period or, as the case may be, the Facility B Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective for the period up to the date of cancellation.

14.2 UTILISATION FEE
(a) The Borrower shall pay to the Agent (for the account of each Lender) a utilisation fee in the Base Currency in respect of such Lender's participation in the Facility A Outstandings computed at the rate of:

    (i) if the Facility A Outstandings are in an amount greater than 33 per cent. but less than or equal to 66 per cent of the maximum amount of Facility A as at the date of this Agreement, 0.10 per cent per annum of such Lender's participation in such Facility A Outstandings; and

    (ii) if the Facility A Outstandings are greater than 66 per cent. of the maximum amount of Facility A as at the date of this Agreement, 0.15 per cent. per annum of such Lender's participation in such Facility A Outstandings.

(b) This fee is payable on the last day of each successive period of three Months which ends during the Facility A Availability Period and on the Facility A Termination Date.

14.3 EXTENSION FEE
(a) If the maturity of the Facility B Loans is extended pursuant to Clause 8.5 (EXTENSION OF FACILITY B LOANS), the Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 0.075 per cent. per annum on the aggregate Base Currency Amount of all the Facility B Loans.

(b)  The extension fee is payable on the Facility B Initial Termination Date.

14.4 GUARANTEE COMMISSION
     (a) The Borrower shall, in respect of each Guarantee, pay to the Agent (for the account of each Lender) (for distribution in proportion to each Lender's Guarantee Proportion of that Guarantee) a Guarantee commission in the Base Currency at a rate equal to the Margin on the amount which is equal to paragraph (a) of the definition of Guaranteed Amount in respect of the relevant Guarantee.

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    (b)   The Guarantee commission shall be paid in arrear in respect of each successive period of three Months (or such shorter period as shall end on the relevant Expiry Date) which begins during the Term of the relevant Guarantee, the first payment to be made on the date falling 3 months from the Utilisation Date for that Guarantee and after that on the first day of each such period.

14.5 FRONTING BANK FEE
     The Borrower shall, in respect of each Guarantee, pay to the Fronting Bank a fee in the Base Currency in the amounts and at the times set out in a Fee Letter.

14.6 ARRANGEMENT AND UNDERWRITING FEES
     The Borrower shall pay to the Lead Arrangers and underwriters arrangement and underwriting fees in the amounts and at the times agreed in a Fee Letter.

14.7 AGENCY FEE
     The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

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                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

15.  TAX GROSS UP AND INDEMNITIES

15.1 DEFINITIONS
(a)  In this Clause 15:

     "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

     "QUALIFYING LENDER" means a Lender which is (on the date a payment falls due) entitled (subject to the completion of any necessary procedural formalities) to that payment without a Tax Deduction.

     "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

     "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 15.2 (TAX GROSS-UP) or a payment under Clause 15.3 (TAX INDEMNITY).

(b) In this Clause 15 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

15.2 TAX GROSS-UP
(a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b) An Obligor or a Lender or a Fronting Bank shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender or a Fronting Bank it shall notify the relevant Obligor.

(c) If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) The circumstances referred to in paragraph (c) above are where a person entitled to receive the payment:

     (i) is the Agent (on its own behalf and, in the case of payments made under the SISA Guarantee, acting in its capacity as trustee for the Finance Parties) or the Lead Arrangers (on their own behalf); or

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    (ii)  is a Lender which is a Qualifying Lender in respect of which the completion of procedural formalities is required before the relevant Obligor can make payments thereto without a Tax Deduction but such procedural formalities have not been completed; or

    (iii) is a Lender which would have been a Qualifying Lender but for any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

(e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

15.3 TAX INDEMNITY
(a) Subject to Clause 15.5 (STAMP TAXES), the Borrower shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

     (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

     (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

     if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

(c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 15.3, notify the Agent.

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15.4 TAX CREDIT
     If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

     (a)  a Tax Credit is attributable to that Tax Payment; and

     (b) that Finance Party has obtained, utilised and retained that Tax Credit, on a consolidated Group basis,

     the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

15.5 STAMP TAXES
(a) The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document or other document which relates to any Finance Document provided, however, that the Borrower shall not be so liable to pay and indemnify a Finance Party against any cost, loss or liability that a Finance Party so incurs to the extent that such cost, loss or liability results from that Finance Party breaching its obligations under Clause 15.5(b).

(b) No Finance Party shall bring, send to or otherwise produce in Austria (1) an original copy, notarised copy or certified copy of any Finance Document, or (2) a copy of any Finance Document signed or endorsed by one or more Finance Parties other than in the event that:

    (i) this does not cause a liability of a Party to pay stamp duty or other Tax in Austria;

    (ii) a Finance Party wishes to enforce any of its tights under or in connection with such Finance Document in Austria and is only able to do so (including, without limitation, for reason of any objection or defence raised by an Obligor in any form of proceedings in Austria) by bringing, sending to or otherwise producing in Austria (1) an original copy, notarised copy or certified copy of the relevant Finance Document or (2) a copy of any Finance Document signed or endorsed by one or more Finance Party and it would not be sufficient for that Finance Party to bring, send to or otherwise produce in Austria a simple copy (a copy which is not an original copy, notarised copy or certified copy) of the relevant Finance Document for the purposes of such enforcement; or

    (iii) a Party is liable to bring such copy into Austria according to any applicable law.

(c) To the extent that a breach by any Finance Party of its obligations under Clause 15.5(b) results in any cost, loss or liability being incurred by any of the other Parties in relation to any stamp duty, registration and other similar Taxes payable in respect of any Finance Document, the Finance Party responsible for such breach shall indemnify such other Parties for any such cost, loss or liability incurred.

15.6 VALUE ADDED TAX
(a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance

                                     - 34 -
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     Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that Finance Party is entitled to repayment or credit in respect of the VAT.

15.7 FILINGS
     In circumstances where an Obligor is required (or would in the absence of any such filing be required) to make a deduction or withholding for or on account of Taxes or any other deduction contemplated by this Clause 15, such Obligor and each relevant Finance Party shall make reasonable endeavours to file such forms and documents as the appropriate taxation authority may reasonably require in order to enable such Obligor to make relevant payments under the Finance Documents without having to make such deduction or withholding.

15.8 EXEMPTIONS FROM GROSS UP
     Notwithstanding anything contained in this Clause 15 (TAX GROSS UP AND INDEMNITIES), no additional amount will be payable to a Lender under Clause
     15.2 (TAX GROSS UP) in respect of Taxes to the extent that such additional amount would not be payable if that Lender had complied with its obligations under Clause 15.7 (FILINGS) (unless such failure to comply resulted from a failure by any Obligor to comply with its obligations thereunder).

16.  INCREASED COSTS

16.1 INCREASED COSTS
(a) Subject to Clause 16.3 (EXCEPTIONS) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation occurring after the date of this Agreement or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)  In this Agreement "INCREASED COSTS" means:

    (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

    (ii)  an additional or increased cost; or

    (iii) a reduction of any amount due and payable under any Finance Document,


     other than, in each case, any payment on account of Tax imposed on the overall net income of the relevant Finance Party which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Guarantee.

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16.2 INCREASED COST CLAIMS
(a) A Finance Party intending to make a claim pursuant to Clause 16.1 (INCREASED COSTS) shall notify the Agent of the event giving rise to the claim following which the Agent shall promptly notify the Borrower.

(b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

16.3 EXCEPTIONS
(a) Clause 16.1 (INCREASED COSTS) does not apply to the extent any Increased Cost is:

    (i) attributable to a Tax Deduction required by law to be made by an Obligor;

    (ii) attributable to any cost, increased cost, liability or reduction resulting from any change in the rate of taxation on the overall net income or gross turnover of a Lender or the Fronting Bank imposed in the jurisdiction in which the principal office of the relevant Lender or the Fronting Bank is located or the overall net income or gross turnover of the Facility Office of the relevant Lender or the Fronting Bank imposed in the jurisdiction in which such Facility Office is located;

    (iii) compensated for by Clause 15.3 (TAX INDEMNITY) (or would have been compensated for under Clause 15.3 (TAX INDEMNITY) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 15.3 (TAX INDEMNITY) applied);

    (iv)  compensated for by the payment of the Mandatory Cost; or

    (v) attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation or failure to comply with any request from or requirement of any central bank or other fiscal, monetary or other authority (whether or not having the force of law).

(b) In this Clause 16.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 15.1 (DEFINITIONS).

17.  OTHER INDEMNITIES

17.1 CURRENCY INDEMNITY
(a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

     (i)  making or filing a claim or proof against that Obligor;

     (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

     that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to

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     convert that Sum from the First Currency into the Second Currency and (B)
     the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2 OTHER INDEMNITIES
     Each Obligor shall, within five Business Days of demand, indemnify each Lender and each Fronting Bank against any cost, loss or liability incurred by that Lender or the Fronting Bank as a result of:

     (a)  the occurrence of any Event of Default;

     (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (SHARING AMONG THE LENDERS);

     (c) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone);

     (d) issuing or making arrangements to issue a Guarantee requested by the Borrower in a Utilisation Request but not issued by reason of operation of any one or more of the provisions of this Agreement; or

     (e) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

17.3 INDEMNITY TO THE AGENT
     The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

     (a)  investigating any event which it reasonably believes is a Default; or

     (b) entering into or performing any foreign exchange contract for the purposes of Clause 7 (OPTIONAL CURRENCIES); or

     (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

18.  MITIGATION BY THE LENDERS

18.1 MITIGATION
(a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 10.1 (ILLEGALITY), Clause 15 (TAX GROSS UP AND INDEMNITIES) or Clause 16 (INCREASED COSTS) including (but not limited to) transferring its rights

                                     - 37 -
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     and obligations under the Finance Documents to another Affiliate or
     Facility Office or any other financial institution.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2 LIMITATION OF LIABILITY
(a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (MITIGATION).

(b) A Finance Party is not obliged to take any steps under Clause 18.1 (MITIGATION) if, in the opinion of that Finance Party (acting reasonably), to do so might have an adverse effect on its business, operations or financial condition.

19.  COSTS AND EXPENSES

9.1  TRANSACTION EXPENSES
     The Borrower shall promptly on demand pay the Agent and the Lead Arrangers the amount of all reasonable costs and expenses (including legal fees) incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

    (a)   this Agreement and any other documents referred to in this Agreement;
          and

    (b)   any other Finance Documents executed after the date of this Agreement.

19.2 AMENDMENT COSTS
     If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 31.9 (CHANGE OF CURRENCY), the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all reasonable costs and expenses (including legal fees) incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

19.3 ENFORCEMENT COSTS
     The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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                                    SECTION 7
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.    REPRESENTATIONS

       Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party on the date of this Agreement.

20.1   STATUS
(a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.2   POWER AND AUTHORITY
       It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery by it of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

20.3   BINDING OBLIGATIONS
       The obligations expressed to be assumed by it in each Finance Document are, subject to the Reservations, legal, valid and binding obligations enforceable in accordance with their terms.

20.4   NON-CONFLICT WITH OTHER OBLIGATIONS
       The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

       (a)   any law or regulation applicable to it;

       (b)   the constitutional documents of any Group Company; or

       (c) to an extent which could reasonably be expected to have a Material Adverse Effect, any agreement or instrument binding upon it or any Group Company or any of their assets.

20.5   VALIDITY AND ADMISSIBILITY IN EVIDENCE
       All Authorisations required or desirable:

       (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

       (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

       have been obtained or effected and are in full force and effect.

20.6   NO PROCEEDINGS PENDING OR THREATENED
       No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against any Group Company which are reasonably likely to be adversely determined and which, if so determined, are reasonably likely to have a Material Adverse Effect.

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20.7   FINANCIAL STATEMENTS
       The Original Financial Statements were prepared in accordance with IAS consistently applied and give a true and fair view of the consolidated financial position of the Group as at the date they were prepared.

20.3   BUSINESS AUTHORISATIONS
       Each Authorisation required by each Group Company in connection with its business has been obtained or effected and each Group Company is in full compliance with the same, save where failure to obtain or effect such Authorisation or non-compliance with such Authorisation is not reasonably likely to have a Material Adverse Effect.

20.9   PARI PASSU RANKING
       Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.10  ENVIRONMENTAL COMPLIANCE
       Each Group Company has complied in all respects with all Environmental Law save to the extent that non-compliance would not reasonably be likely to have a Material Adverse Effect.

20.11  ENVIRONMENTAL CLAIM
       No Environmental Claim has been commenced where that claim would be reasonably likely to have a Material Adverse Effect.

20.12  NO MATERIAL ADVERSE EFFECT
       Since 30 September 2000, there has been no change in the business, condition (financial or otherwise), operations or performance of any Group Company that has had or would have, a Material Adverse Effect.

20.13  NO DEFAULT
       No Event of Default or other Default is continuing or might reasonably be expected to result from the making of any Utilisation.

20.14  NO MISLEADING INFORMATION
(a) The factual information contained in the Information Memorandum was true and accurate in all material respects as at the date of the Information Memorandum.

(b) The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of assumptions believed by the Borrower to be reasonable.

(c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

20.15  OWNERSHIP OF EACH OBLIGOR
       It is 100 per cent directly or indirectly beneficially wholly owned by Sappi.

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20.16  REPETITION
       The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

21.    INFORMATION UNDERTAKINGS

       The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1   FINANCIAL STATEMENTS
       The Borrower shall supply to the Agent in sufficient copies for all the
       Lenders:

       (a) as soon as the same become available, but in any event within 150 days after the end of each of its financial years the audited consolidated financial statements for the Group and the audited unconsolidated financial statements of each Obligor (if required to be produced by law) for that financial year; and:

       (b) as soon as the same become available, but in any event within 45 days of each Quarter Date, the unaudited consolidated interim report for the Group for the period of 3 months ending on such Quarter Date.

21.2   COMPLIANCE CERTIFICATE
       The Borrower shall supply to the Agent, with each set of financial statements or interim report delivered pursuant to Clause 21.1 (FINANCIAL STATEMENTS), a Compliance Certificate signed by a director of the Borrower setting out (in reasonable detail) computations as to compliance with Clause 22 (FINANCIAL CONVENANTS) as at the date as at which those financial statements were drawn up.

21.3   REQUIREMENTS AS TO FINANCIAL STATEMENTS
       (a) Each set of financial statements delivered by the Borrower pursuant to Clause 21.1 (FINANCIAL STATEMENTS) shall be certified by a director of the Borrower as fairly representing the financial condition of the Group as at the date as at which those financial statements were drawn up.

       (b) The Borrower shall procure that each set of financial statements or interim report delivered pursuant to Clause 21.1 (Financial statements) is prepared using IAS, and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements or interim report, it notifies the Agent that there has been a material change in IAS, or the accounting practices or reference periods and its auditors deliver to the Agent:

             (i) a description of any change necessary for those financial statements to reflect IAS, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

             (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22.1 (FINANCIAL

                                     - 41 -
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             COVENANTS) has been complied with and make an accurate comparison between the financial position indicated in those financial statements or interim report and the Original Financial Statements.

       (c) If the Borrower notifies the Agent of a change in accordance with paragraph (b) above then the Borrower and Agent shall enter into negotiations in good faith with a view to agreeing:

             (A) whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

             (B) if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

          Any reference in this Agreement to those financial statements or that interim report shall be construed as a reference to those financial statements or that interim report as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.4   INFORMATION: MISCELLANEOUS
       Each Obligor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

       (a) all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

       (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are commenced against any Group Company which is reasonably likely to be adversely determined and which, if so determined, is reasonably likely to have a Material Adverse Effect;

       (c) promptly upon becoming aware of the same, the details of any Environmental Claim made against a Group Company which has, or would reasonably be likely to have, a Material Adverse Effect; and

       (d) promptly, such further information regarding the financial condition, business and operations of the Group as the Agent may reasonably request.

21.5   NOTIFICATION OF DEFAULT
(a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by a director or senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

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21.6   CHANGE IN MATERIAL SUBSIDIARIES
       In the event that an Obligor becomes aware that a Group Company has either ceased to be a Material Subsidiary or has become a Material Subsidiary, such Obligor shall promptly serve a certificate (a "MATERIAL SUBSIDIARY UPDATE CERTIFICATE") on the Agent setting out the relevant change of circumstances.

22.    FINANCIAL COVENANTS

22.1   FINANCIAL COVENANTS
       Each Obligor shall ensure that:

       (a) on each Quarter Date the mean average of the ratios of EBITDA to Consolidated Net Interest Expense for the Quarter ending on such Quarter Date and each of the three immediately preceding Quarters shall not be less than 3.00:1;

       (b) on each Quarter Date the mean average of the ratios of EBITDA to Consolidated Net Interest Expense for the Quarter ending on such Quarter Date and each of the seven immediately preceding Quarters (or, if less, the number of consecutive complete Quarters commencing after 1 October 1999) shall not be less than 3.50:1;

       (c) the ratio of the Consolidated Capital to the Consolidated Assets of the Group shall not, on any Quarter Date, be less than 0.30:1; and

       (d) the ratio of Net Debt to Capitalisation shall not, on any Quarter Date, be greater than 0.60:1.

22.2   FINANCIAL DEFINITIONS
       "CAPITALISATION" means, at any time, the aggregate amount of Consolidated Capital and Net Debt at such time.
       "CONSOLIDATED ASSETS" means, at any time, the consolidated gross assets of the Group.

       "CONSOLIDATED CAPITAL" means, at any time, the aggregate of:

       (a) the aggregate amount of the paid up share capital of each of the Obligors (excluding any of the same that is beneficially owned by a Group Company); and

       (b) the total of the amount standing to the credit of the consolidated capital and revenue reserves of the Group but including any minority interest in a Group Company; and

       (c) the principal amount of any Financial Indebtedness of either Obligor which is owed to any Sappi Group Company where such Financial Indebtedness is subordinated on terms acceptable to the Majority Lenders (acting reasonably).

       "CONSOLIDATED NET INTEREST EXPENSE" means, in relation to any period, the aggregate of:

       (a) all interest, commissions and other financing charges payable by any Group Company to any person who is not a Group Company in respect of that period;

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       (b)   to the extent not included in paragraph (a) above, all finance costs charged to the profit and loss account of the Group in respect of that period;

       (c) all amounts payable by any Group Company in respect of that period under any interest rate protection agreement (less any amounts receivable by any Group Company in respect of that period under any interest rate protection agreement); and

       (d) the interest element of all rentals or, as the case may be, other amounts payable in respect of that period under any finance lease entered into by any Group Company,

       less any interest receivable (other than interest receivable from Group Companies) by Group Companies.

       "EBITDA" means, in respect of any period, the consolidated profit on ordinary activities of the Group before taxation and extraordinary items for such period but adjusted by adding back:

       (a)   Consolidated Net Interest Expenses for such period;

       (b)   depreciation for such period; and

       (c) any amount amortised in that period against the consolidated profit and loss account of the Group.

       "NET DEBT" means the aggregate, on a consolidated basis, of:

       (a) that part of the Financial Indebtedness of Group Companies which relates to obligations for the payment or repayment of money in respect of principal incurred in respect of:

             (i)   monies borrowed or raised;

             (ii)  any bond, note, loan stock, debenture or similar instrument;
                   or

             (iii) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility (including, for the avoidance of doubt, any Financial Indebtedness under this Agreement); and

       (b) the capital element of all rentals or, as the case may be, other payments payable under any finance lease entered into by any Group Company,

       less:

       (i)   cash at hand and at bank of Group Companies;

       (ii) bonds, notes and commercial paper beneficially owned by Group Companies with a maturity of not more than 6 months and rated at least A-1 by Standard & Poor's Rating Group or at least P-1 by Moody's Investors Services, Inc. (or an equivalent rating of another agency which the Agent reasonably determines to be comparable); and

       (iii) bonds or notes maturing within 6 months and rated at least AA by Standard & Poor's Rating Group or at least Aa2 by Moody's Investors Services, Inc. (or an equivalent rating of another agency which the Agent reasonably determines to be comparable).

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22.3   FINANCIAL TESTING
       The financial covenants set out in Clause 22 (FINANCIAL CONVENANTS) shall be tested by reference to each of the financial statements and interim reports delivered pursuant to Clause 21 (INFORMATION UNDERTAKINGS).

22.4   ACCOUNTING
       Terms All accounting expressions which are not otherwise defined herein shall be construed in accordance with IAS.

23.    GENERAL UNDERTAKINGS

       The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1   AUTHORISATIONS
       Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity and (subject to the Reservations) enforceability or admissibility in evidence in its jurisdiction of incorporation of each Finance Document.

23.2   COMPLIANCE WITH LAWS
       Each Obligor shall procure that each Group Company shall comply with all laws (including, without limitation, Environmental Law) to which it may be subject to the extent that failure so to comply does not have, or is not reasonably likely to have, a Material Adverse Effect.

23.3   PARI PASSU RANKING
       Each Obligor shall ensure that its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

23.4   INSURANCE
       Each Obligor shall procure that each Group Company shall maintain levels of insurance in respect of its assets and business in a manner customary for businesses in the same business as the Group.

23.5   NEGATIVE PLEDGE
       Each Obligor shall not (and shall ensure that no other Group Company will) create or permit to subsist any Security over any of its assets other than:

       (a)   any Security entered into pursuant to this Agreement;

       (b) any Security arising by operation of law or in the ordinary course of trading;

       (c) any Security granted in the ordinary course of trade over accounts created pursuant to any deposit or retention of purchase price arrangements;

       (d) any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

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       (e)   any Security over an asset of a Group Company established to hold assets of any share option scheme of the Group securing any loan to finance the acquisition of such assets;

       (f) any Security over an asset of a Group Company to secure Financial Indebtedness incurred by such Group Company for the purpose of purchasing that asset where recourse for that Financial Indebtedness is limited solely to such Security;

       (g) any Security over or affecting any property or asset of a Group Company after the date of this Agreement, where the Security is created prior to the date on which that Company becomes a Group Company, if:

             (i) the Security was not created in contemplation of the acquisition of that company;

             (ii) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

             (iii) the Security is removed or discharged within 6 months of that
                   Company becoming a Group Company;

       (h) any Security over or affecting any property or asset acquired by a Group Company after the date of this Agreement if:

             (i) the Security was not created in contemplation of the acquisition of that asset by a Group Company;

             (ii) the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a Group Company; and

             (iii) the Security is removed or discharged within 6 months of the date of acquisition of such asset;

       (i) any Security listed in Schedule 7 (EXISTING SECURITY) where the principal amount secured has not been increased since the date of this Agreement unless expressly permitted by the terms of this Agreement;

       (j) any Security existing at the date of this Agreement over assets acquired in connection with the SD Warren Acquisition PROVIDED THAT the amount secured by the same does not exceed, prior to 1 April 2002, $500,000,000 and, as from 1 April 2002, $110,000,000;

       (k) any Security granted by a Group Company over trade receivables as part of any invoice discounting, factoring, securitisation or like financing which trade receivables have a maturity of less than 364 days;

       (1) any Security granted by a Group Company (other than an Obligor) in favour of another Group Company;

       (m) any Security granted with the prior consent of the Majority Lenders; and

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       (n)   any Security not falling within any of paragraphs (a) to (m) above inclusive in respect of any assets having an aggregate value (as certified by the Borrower (acting reasonably) to the Agent on the date such Security is granted) not exceeding euro 50,000,000. (For these purposes, if this paragraph (n) is satisfied on the grant of a particular Security, any subsequent rise in the value of the asset to which such Security relates shall not, of itself, be deemed a breach of this Clause 23.5).

23.6   DISPOSALS
(a) Each Obligor shall not (and shall ensure that no other Group Company will), enter into a Disposal other than a Disposal:

       (i)   made in the ordinary course of day to day business of a Group
             Company;

       (ii)  by a Group Company (other than an Obligor) to another Group
             Company;

       (iii) of cash on terms not otherwise prohibited by this Agreement;

       (iv) of a fixed asset in exchange for fixed asset or assets comparable or superior as to type, value and quality;

       (v) of a business in exchange for another business where the earnings before interest or tax and the gross assets of the second mentioned business are not less than, respectively, the earnings before interest and tax and gross assets of the first mentioned business;

       (vi) of an asset which is obsolete for the purpose for which such an asset is normally utilised; or

       (vii) (not falling within paragraph (i) to (vi) above inclusive) which does not result in the gross book value of all the assets the subject of all such Disposals made after the date of this Agreement, exceeding in aggregate 15 per cent of the total gross assets of the Group (as at the date of this Agreement).

23.7   FINANCIAL INDEBTEDNESS
       The Borrower shall ensure that each Group Company (other than the Obligors) shall not incur any Financial Indebtedness other than Financial
       Indebtedness:

       (i)   under any Finance Document;

       (ii) under working capital and short term cash management facilities in an aggregate principal amount of not more than euro 200,000,000;

       (iii) owed by one Group Company to another Group Company;

       (iv) incurred by any member of the SD Warren Group but, after 31 March 2002, only where the aggregate principal amount of all such Financial Indebtedness does not exceed $110,000,000;

       (v)   incurred pursuant to paragraph (f) of the definition thereof; and

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       (vi)  not included in paragraphs (i) to (v) above inclusive but which does not exceed, for the Group, euro 50,000,000 in aggregate principal amount.

23.8   LOANS AND GUARANTEES
       Each Obligor shall not (and shall ensure that no other Group Company shall):

       (a) make any loans or grant any credit (other than to another Group Company) which would constitute Long Term Financial Indebtedness (as defined below) unless it is made or granted in compliance with paragraph (b) below or:

             (i) the debtor in respect of that Long Term Financial Indebtedness (the "DEBTOR") has either (1) delivered satisfactory security to the creditor Group Company (the "CREDITOR") or (2) in the event that the delivery of such satisfactory security by the Debtor would be (A) unduly onerous or impractical in the reasonable opinion of the Majority Lenders or (B) unlawful or prohibited, entered into arrangements with the Creditor approved by the Majority Lenders (such approval not to be unreasonably withheld or delayed) whereby such arrangements give the same (or reasonably similar) commercial effect as the granting of satisfactory security pursuant to (1) above and delivered to the Agent a legal opinion (in form and content reasonably satisfactory to the Agent) in respect thereof; or

             (ii) at the same time as such loans are made or credit granted, an equivalent amount is made unconditionally available to the Creditor or any other Group Company from a person (other than a Group Company) by way of:

                  (1) equity contribution or subscription; or

                  (2) loan (but only to the extent permitted under Clause 23.7
                      (FINANCIAL INDEBTEDNESS)) or

                  (3) loan subordinated on terms reasonably acceptable to the
                      Majority Lenders (to the extent that such a loan would not be permitted under Clause 23.7 (FINANCIAL INDEBTEDNESS); nor

       (b) otherwise than pursuant to the Finance Documents give any guarantee or indemnity or enter into any other instrument of suretyship (other than in favour of another Group Company) or make any loans or grant any credit (other than to another Group Company or as permitted pursuant to paragraphs (i) and (ii) above) which would constitute Long Term Financial Indebtedness (as defined below) if it would result (without double counting) in the aggregate of (1) the principal amount of Financial Indebtedness of the Group under all such guarantees, indemnities and instruments and (2) the amount of all such Long Term Financial Indebtedness (not falling within paragraph (a) above), exceeding euro 50,000,000.

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       For the purposes of the above,

       (i) "LONG TERM FINANCIAL INDEBTEDNESS" means Financial Indebtedness falling within paragraphs (a) to (d) inclusive of the definition thereof other than any such Financial Indebtedness which is payable on demand or has an original scheduled maturity of no more than a year; and

       (ii) "SATISFACTORY SECURITY" means documentation creating, evidencing or granting (subject to any prior interests) Security in respect of the obligation of the Debtor to the Creditor in respect of such Long Term Financial Indebtedness, over assets of the Debtor or over assets of any other person (in each case, such assets shall at least be equivalent in value to the amount of such Long Term Financial Indebtedness (as valued by, in the case of such Long Term Financial Indebtedness being less than euro 50,000,000, the Borrower and in all other cases, Deloitte and Touche (or any other agreed accountancy firm)), in favour of and on terms reasonably acceptable to the Creditor together with a legal opinion (in form and content reasonably satisfactory to the Agent) in respect thereof.

23.9   MERGER
       (i) No Obligor shall enter into any amalgamation, demerger or merger if such Obligor is not the surviving entity, unless the liabilities owed to the Lenders under the Finance Documents will survive.

       (ii) No Group Company shall enter into any amalgamation, demerger or merger with a company that is not a Group Company without the consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed).

23.10  CHANGE OF BUSINESS
       The Obligors shall procure that the business of the Group, taken as a whole, remains the Paper Business.

24.    EVENTS OF DEFAULT

       Each of the events or circumstances set out in Clauses 24.1 to 24.12 inclusive is an Event of Default.

24.1   NON-PAYMENT
       An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

       (c)   its failure to pay is caused by administrative or technical error;
             and

       (d)   payment is made within 5 Business Days of its due date.

24.2   FINANCIAL COVENANTS
       Any requirement of Clause 22 (FINANCIAL CONVENANTS) is not satisfied:

24.3   Other obligations
       An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (NON-PAYMENT) and Clause
       24.2 (FINANCIAL CONVENANTS)) and, if the

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       failure to comply is capable of remedy, it is not remedied within 30 days of the Agent giving notice to the Borrower or an Obligor becoming aware of the failure to comply.

24.4   MISREPRESENTATION
       Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect in any respect when made and where the circumstances making such representation or statement incorrect are capable of being altered so that such representation or statement is correct, such circumstances are not so altered within 30 days of the Agent notifying the relevant Obligor of such representation or statement being incorrect.

24.5   CROSS DEFAULT
(a) Any Financial Indebtedness of any Group Company is not paid when due and payable nor within any applicable grace period.

(b) Any Financial Indebtedness of any Group Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of a default or an event of default (however described).

(c) Any creditor of any Group Company becomes entitled to declare any Financial Indebtedness of any Group Company due and payable prior to its specified maturity as a result of a default or an event of default (however described).

(d) No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than euro 5,000,000.

24.6   CREDITORS' PROCESS
       Expropriation, attachment, sequestration, distress or execution affects any asset or assets of Group Companies having an aggregate value of at least euro 5,000,000 and is not discharged within 30 days.

24.7   INSOLVENCY
(a) An Obligor or any Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or commences negotiations with one or more of its creditors with a view to rescheduling any class of its indebtedness.

(b) A moratorium is declared in respect of any class of indebtedness of an Obligor or any Material Subsidiary.

24.8   INSOLVENCY PROCEEDINGS
       Any legal proceeding or other formal procedure is taken or a meeting is convened for the purpose of considering a resolution in relation to:

       (a) the bankruptcy, the suspension of payments, winding-up, dissolution, liquidation, annulment as a legal entity, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or any Material Subsidiary other than a solvent liquidation or reorganisation of any Material Subsidiary;

       (b) a general composition, assignment or arrangement with all of the creditors of an Obligor or any Material Subsidiary relating to a general rescheduling of its financial indebtedness;

       (c) the appointment of a liquidator (other than (i) a winding up petition which is frivolous or vexatious and which is, in any event, discharged within 30 days of its presentation and (ii) in respect of a solvent liquidation of any Material Subsidiary), receiver, ADMINISTRATOR, ADMINISTRATIVE RECEIVER, COMPULSORY MANAGER, AN ADMINISTRATEUR JUDICIAIRE/GERECHTELIJK BESTUURDER, A SPECIAL COMMISSARIS/COMMISSAIRE SPECIAL, A SEQUESTRE/SEKWESTER or other similar officer in respect of an Obligor or any Material Subsidiary or all or any part (having an aggregate value of at least euro 5,000,000) of its assets; or

       (d) enforcement of any Security over all or substantially all of the assets of an Obligor or any Material Subsidiary which is not discharged within 30 days of the relevant legal proceeding or formal procedure being taken, or any analogous procedure or step is taken in any jurisdiction.

24.9   UNLAWFULNESS
       It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

24.10  REPUDIATION
       An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

24.11  CESSATION OF BUSINESS
       An Obligor or any Material Subsidiary ceases to carry on all or a substantial part of its business (other than as a result of a solvent liquidation or reorganisation of any Material Subsidiary) and such cessation would result in the Group, as a whole, ceasing to carry on the Paper Business.

24.12  LITIGATION ADVERSELY DETERMINED
       Any litigation is determined against any Group Company which has, or is reasonably likely to have, a Material Adverse Effect.

24.13  ACCELERATION
       On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

       (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

       (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

       (c) require the Borrower to use its reasonable endeavours to procure that the liabilities of the Fronting Bank under each Guarantee are promptly reduced to zero; and

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       (d)   without prejudice to paragraph (c) above, require the Borrower to provide Cash Cover in an amount equal to the Guaranteed Amount of each Guarantee.

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                                   SECTION 8
                               CHANGES TO PARTIES

25.    CHANGES TO THE LENDERS

25.1   ASSIGNMENTS AND TRANSFERS BY THE LENDERS
       Subject to this Clause 25, a Lender (the "EXISTING LENDER") may:

       (a)   assign any of its rights; or

       (b)   transfer by novation any of its rights and obligations,

       to another bank or financial institution (the "NEW LENDER").

25.2   CONDITIONS OF ASSIGNMENT OR TRANSFER
(a) The consent of the Borrower is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender.

(b) The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c) The consent of the Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d) The consent of the Fronting Bank (such consent not to be unreasonably withheld or delayed) is required for an assignment or transfer by a Lender in relation to Facility A.

(e) An assignment or transfer by a Lender of its Commitments under the Facilities may be in whole or in part, but if in part shall be in minimum Base Currency Amounts of euro 10,000,000.

(f) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(g) A transfer will only be effective if the procedure set out in Clause 25.5 (PROCEDURE FOR TRANSFER) is complied with.

(h)    IF:

       (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

       (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 15 (TAX GROSS UP AND INDEMNITIES) or Clause 16 (INCREASED COSTS),

       then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3   ASSIGNMENT OR TRANSFER FEE
       The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of euro 1500.

25.4   LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS
(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

       (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

       (ii)  the financial condition of any Obligor;

       (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

       (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

       and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

       (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to, it by the Existing Lender in connection with any Finance Document; and

       (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)    Nothing in any Finance Document obliges an Existing Lender to:

       (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

       (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of their obligations under the Finance Documents or otherwise.

25.5   PROCEDURE FOR TRANSFER
(a) Subject to the conditions set out in Clause 25.2 (CONDITIONS OF ASSIGNMENT OR TRANSFER) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer

       Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and hold in accordance with Clause
       27.17 (AGENT TO HOLD ORIGINAL DOCUMENTS).

(b)    On the Transfer Date:

       (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

       (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

       (iii) the Agent, the Lead Arrangers, the other Lenders and the Fronting Bank shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Lead Arrangers the Fronting Bank and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

       (iv)  the New Lender shall become a Party as a "LENDER".

25.6   DISCLOSURE OF INFORMATION
(a)    Any Lender may disclose to any of its Affiliates and any other person:

       (i) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

       (ii) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

       (iii) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

       any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to sub-paragraphs
       (i) and (ii) above, the person to whom the information is to be given has entered into a confidentiality undertaking in the form set out in
       Schedule 9.

(b) For the purposes only of and under the conditions set forth in this Clause 25.6, the Borrower waives any rights it may have in respect of banking secrecy pursuant to the Austrian Banking Act 1993, Austrian law gazette 1993/532, as amended from time to time (BANKWESENGESETZ 1993, BGB1 1993/532 IN DER JEWEILS GULTIGEN FASSUNG).

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26.    CHANGES TO THE OBLIGORS

26.1   ASSIGNMENTS AND TRANSFER BY BORROWER
       No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

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                                    SECTION 9
                               THE FINANCE PARTIES

27.    ROLE OF THE AGENT AND THE LEAD ARRANGERS

27.1   APPOINTMENT OF THE AGENT
(a) Each of the Lead Arrangers, the Lenders and the Fronting Bank appoints the Agent to act as its agent under and in connection with the Finance Documents and for the purposes of the Guarantee as its trustee.

(b) Each of the Lead Arrangers, the Lenders and the Fronting Bank authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2   DUTIES OF THE AGENT
(a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders, and where appropriate the Fronting Bank.

(c) The Agent shall promptly notify the Lenders, and where appropriate the Fronting Bank of any Default arising under Clause 24.1 (NON-PAYMENT).

(d) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3   ROLE OF THE LEAD ARRANGERS
       Except as specifically provided in the Finance Documents, each Lead Arranger has no obligations of any kind to any other Parry under or in connection with any Finance Document.

27.4   NO FIDUCIARY DUTIES
(a) Nothing in this Agreement constitutes the Agent or the Lead Arrangers as a trustee or fiduciary of any other person.

(b) Neither the Agent nor the Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5   BUSINESS WITH THE GROUP
       The Agent and the Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Company.

27.6   RIGHTS AND DISCRETIONS OF THE AGENT
(a)    The Agent may rely on:

       (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

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       (ii)  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

       (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (NON-PAYMENT));

       (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

       (iii) any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of the Guarantor.

(c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Agent may act in relation to the Finance Documents through its personnel and agents.

27.7   MAJORITY LENDERS' INSTRUCTIONS
(a) Unless a contrary indication appears in a Finance Document, the Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Lead Arrangers.

(c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8   RESPONSIBILITY FOR DOCUMENTATION
       Neither the Agent nor the Lead Arrangers:

       (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Lead Arrangers, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

       (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9   EXCLUSION OF LIABILITY
(a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

27.10  LENDERS' INDEMNITY TO THE AGENT
       Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

27.11  RESIGNATION OF THE AGENT
(a) The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the Lenders and the Borrower.

(b) Alternatively the Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent.

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

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(f)    Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph
       (b) above.

27.12  CONFIDENTIALITY
(a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13  RELATIONSHIP WITH THE LENDERS
(a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with
       Schedule 4 (MANDATORY COST FORMULAE).

27.14  CREDIT APPRAISAL BY THE LENDERS AND THE FRONTING BANK
       Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

       (a)   the financial condition, status and nature of each Group Company;

       (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

       (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

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       (d)   the adequacy, accuracy and/or completeness of the Information
             Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.15  REFERENCE BANKS
       If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.16  FRONTING BANK
       The Fronting Bank acts solely as issuer of Guarantees and has no fiduciary duties to any other Party in respect of the Financing Documents and the Guarantees.

27.17  AGENT TO HOLD ORIGINAL DOCUMENTS
       The Agent shall hold one of each of the complete originals of this Agreement, the SISA Guarantee and any Transfer Certificate at an address outside of Austria for the benefit of the Finance Parties and each copy shall be clearly marked "Agent's Copy".

28.    THE LENDERS AND THE FRONTING BANK

28.1   LENDERS' INDEMNITY
       If the Borrower fails to comply with its obligations under Clause 9.2 (BORROWERS' INDEMNITY TO FRONTING BANK) in respect of a Guarantee, the Agent shall make demand on each Lender for such Lender's Guarantee Proportion of the part of the Guaranteed Amount of such Guarantee in respect of which the Borrower has failed to so comply and each Lender shall indemnify the Fronting Bank for such Lender's Guarantee Proportion of that part of the said Guaranteed Amount.

28.2   OBLIGATIONS NOT DISCHARGED
       Neither the obligations of each Lender in this Clause 28.2 nor the rights, powers and remedies conferred upon the Fronting Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

       (a) the winding-up, dissolution, administration or re-organisation of the Fronting Bank, the Borrower or any other person or any change in its status, function, control or ownership;

       (b) any of the obligations of the Fronting Bank, the Borrower or any other person under this Agreement, under a Guarantee or under any other security taken in respect of its obligations under this Agreement or under a Guarantee being or becoming illegal, invalid, unenforceable or ineffective in any respect;

       (c) time or other indulgence being granted or agreed to be granted to the Fronting Bank, the Borrower or any other person in respect of its obligations under this Agreement, under a Guarantee or under any other security;

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       (d)   any amendment to, or any variation, waiver or release of, any obligation of the Fronting Bank, the Borrower or any other person under this Agreement, under a Guarantee or under any other security; and

       (e) any other act, event or omission which, but for this Clause 28.2, might operate to discharge, impair or otherwise affect any of the obligations of each Lender in this Agreement contained or any of the rights, powers or remedies conferred upon the Fronting Bank by this Agreement or by law.

       The obligations of each Lender contained in this Agreement shall be in addition to and independent of every other security which any Fronting Bank may at any time hold in respect of any Guarantee.

28.3   SETTLEMENT CONDITIONAL
       Any settlement or discharge between a Lender and the Fronting Bank shall be conditional upon no security or payment to the Fronting Bank by a Lender or any other person on behalf of a Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Fronting Bank shall be entitled to recover the value or amount of such security or payment from such Lender subsequently as if such settlement or discharge had not occurred.

28.4   EXERCISE OF RIGHTS
       The Fronting Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Lender by this Agreement or by law:

       (a) to take any action or obtain judgment in any court against the Borrower;

       (b) to make or file any claim or proof in a winding-up or dissolution of the Borrower; or

       (c) to enforce or seek to enforce any other security taken in respect of any of the obligations of the Borrower under this Agreement.

29.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES

       No provision of this Agreement will:

       (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

       (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

       (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

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30.    SHARING AMONG THE LENDERS

30.1   PAYMENTS TO LENDERS
       If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor other than in accordance with Clause 31 (PAYMENT MECHANICS) and applies that amount to a payment due under the Finance Documents then:

       (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

       (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (PAYMENT MECHANICS), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

       (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 31.5 (PARTIAL PAYMENTS).

30.2   REDISTRIBUTION OF PAYMENTS
       The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 31.5 (PARTIAL PAYMENTS).

30.3   RECOVERING LENDER'S RIGHTS
(a) On a distribution by the Agent under Clause 30.2 (REDISTRIBUTION OF PAYMENTS), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

30.4   REVERSAL OF REDISTRIBUTION
       If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

       (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (REDISTRIBUTION OF PAYMENTS) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

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       (b)   that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

30.5   EXCEPTIONS
(a) This Clause 30 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

       (i) it notified the other Lenders of the legal or arbitration proceedings; and

       (ii) the other Lenders had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

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                                   SECTION 10
                                 ADMINISTRATION

31.    PAYMENT MECHANICS

31.1   PAYMENTS TO THE AGENT
(a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) but, in no event, in Austria, with such bank as the Agent specifies.

(c) Any payment made by or to the Borrower under or in connection with a Finance Document shall be made from or to an account outside of Austria.

(d) Any payment made by a Finance Party to another Finance Party under or in connection with a Finance Document shall be made from or to an account outside of Austria unless otherwise agreed by the Agent with the consent of the Borrower (such consent not to be unreasonably withheld or delayed).

31.2   DISTRIBUTIONS BY THE AGENT
       Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (DISTRIBUTIONS TO AN OBLIGOR) and Clause 31.4 (CLAWBACK) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

31.3   DISTRIBUTIONS TO AN OBLIGOR
       The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4   CLAWBACK
(a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any

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       related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5   PARTIAL PAYMENTS
(a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

       (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

       (ii) SECOND, in or towards payment of any demand made by the Fronting Bank in respect of a payment made or to be made by it under a Guarantee due but unpaid;

       (iii) THIRDLY, in or towards payment pro rata of any accrued interest, commission or Fronting Bank fee due but unpaid under this Agreement;

       (iv) FOURTHLY, in or towards payment pro rata of amounts of principal due but unpaid under this Agreement; and

       (v) FIFTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (v) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

31.6   NO SET-OFF BY OBLIGORS
       All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7   BUSINESS DAYS
(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

31.8   CURRENCY OF ACCOUNT
(a) Subject to paragraphs (b) to (f) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c) Each payment in respect of a Guarantee (including any amounts held in a Collateral Account in respect of a Guarantee) shall be made in the currency in which that Guarantee is denominated.

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(d)    Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(e) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(f) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

31.9   CHANGE OF CURRENCY
(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

       (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

       (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.    SET-OFF
       Without prejudice to the rights of the Finance Parties at law, whilst an Event of Default is continuing unremedied and unwaived, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.    NOTICES

33.1   COMMUNICATIONS IN WRITING
       Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2   ADDRESSES
       Subject to the other terms of this Agreement, the address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

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       (a)   in the case of the Borrower, that identified with its name below;

       (b) in the case of each Lender, each Fronting Bank or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

       (c)   in the case of the Agent, that identified with its name below,

       or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3   DELIVERY
(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

       (i)   if by way of fax, when received in legible form; or

       (ii) if by way of letter, when it has been left at the relevant address seven Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

       and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (ADDRESSES), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)    All notices from or to an Obligor shall be sent through the Agent.

(d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to the Guarantor.

33.4   NOTIFICATION OF ADDRESS AND FAX NUMBER
       Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 33.2 (ADDRESSES) or changing its own address or fax number, the Agent shall notify the other Parties.

33.5   ELECTRONIC COMMUNICATION
(a) Any communication to be made between the Parties under or in connection with the Finance Documents (other than (i) delivery of any Utilisation Request, Selection Notice, Extension Request, a certificate in accordance with Clause 21.2 (COMPLIANCE CERTIFICATE) or any request for an amendment to or waiver of this Agreement, (ii) in the case of the Guarantor, delivery of any request for an amendment or waiver of this Agreement) may be made by electronic mail or other electronic means and the Parties shall notify each other (in particular, the Agent) in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means.

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(b)    Each Party shall promptly notify each other Party (in particular, the
       Agent) of any change to their electronic mail address or any other such information supplied by them.

(c)    Any electronic communication made:

       (i) by the Agent or the Fronting Bank, as the case may be, to another Party will be effective only when actually received by the relevant recipient and then only if it is addressed in such a manner as that relevant Lender or Obligor, as the case may be, shall specify to the Agent or the Fronting Bank, as the case may be, for this purpose; and

       (ii) by a Lender or any Obligor to the Agent or the Fronting Bank, as the case may be, will be effective only when actually received by the Agent or the Fronting Bank, as the case may be, and then only if it is addressed in such a manner as the Agent or the Fronting Bank, as the case may be, shall specify to that Lender or, as the case may be, that Obligor for this purpose.

(d) Each Party shall notify any affected Parties promptly upon becoming aware that its electronic mail system or other electronic means of communication cannot be used due to technical failure (and that failure is continuing for more than 36 hours). Until that Party has notified the other affected Parties that the failure has been remedied, all notices between those Parties shall be sent by fax or letter in accordance with this Clause 33 (NOTICES).

(e) In the case of notification of rates of interest by the Agent pursuant to Clause 11.4 (NOTIFICATION OF RATES OF INTEREST) and in the case of the delivery of any document by the Agent pursuant to paragraph (a) of Clause
       27.2 (DUTIES OF THE AGENT), the Agent may refer a Lender or an Obligor (by fax, letter or e-mail) to a web site and to the location of the relevant information on such web site in discharge of such notification or delivery obligation.

33.6   ENGLISH LANGUAGE
(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

       (i)   in English; or

       (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.    CALCULATIONS AND CERTIFICATES

34.1   ACCOUNTS
       In any litigation or arbitration proceedings arising out of or in connection with a Finance Document and by the Fronting Bank as to the amount paid out by the Fronting Bank in respect of any Guarantee, the entries made in the accounts maintained by a Finance Party are PRIMA FACIE evidence of the matters to which they relate.

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34.2   CERTIFICATES AND DETERMINATIONS
       Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3   DAY COUNT CONVENTION
       Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.    PARTIAL INVALIDITY

       If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.    REMEDIES AND WAIVERS

       No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.    AMENDMENTS AND WAIVERS

37.1   REQUIRED CONSENTS
(a) Subject to Clause 37.2 (EXCEPTIONS) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

37.2   EXCEPTIONS
(a) An amendment or waiver that has the effect of changing or which relates to:

       (i)   the definition of "Majority Lenders" in Clause 1.1 (DEFINITIONS);

       (ii) an extension to the date of payment of any amount under the Finance Documents;

       (iii) a reduction in the Margin, the commission rate, the amount of, or the currency of any payment of principal, interest, fees or commission payable;

       (iv)  an increase in Commitment;

       (v)   a change to the legal entity that is the Borrower or Guarantor;

       (vi) any provision which expressly requires the consent of all the Lenders; or

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       (vii) Clause 2.2 (FINANCE PARTIES' RIGHTS AND OBLIGATIONS), Clause 25
             (CHANGES TO THE LENDERS), Clause 30 (SHARING AMONG THE LENDERS) or this Clause 37,

       shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of the Agent, the Lead Arrangers or the Fronting Bank may not be effected without the consent of the Agent or the Lead Arrangers or the Fronting Bank.

38.    COUNTERPARTS

38.1   MULTIPLE COUNTERPARTS
       Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. This Agreement only becomes effective upon the signature of the Agent and is deemed to become effective in England upon such signature.

38.2   COMPLETE ORIGINALS
       There shall only be two complete originals of the Finance Documents (other than the Fee Letter). For these purposes "COMPLETE" means execution by each relevant Party to such Finance Document in any number of counterparts.

39.    PLACE OF PERFORMANCE

39.1   PERFORMANCE
       Prior to the Agent serving notice under Clause 24.13 (ACCELERATION), the Parties shall perform their payment and delivery obligations under or in connection with the Finance Documents exclusively at the Place of Performance (as defined below), but in no event at a place in Austria. For the purposes of the above, "Place of Performance" means:

       (a) in relation to any payment by an Obligor or a Lender under or in connection with a Finance Document the place at which such payment is to be made pursuant to Clause 31.1 (PAYMENTS TO THE AGENT), and

       (b) in relation to the delivery of any document under or in connection with the Agreement the premises of the Agent at London or any other place outside of Austria as the Agent specifies from time to time.

39.2   DELIVERY OF NOTICES BY AGENT
       Notwithstanding Clause 33 (NOTICES) and Clause 39.1 (PERFORMANCE), each of the Obligors agrees that any notice or document delivered on it under or in connection with the Finance Documents shall be sent to an address located outside of Austria which, unless it notifies the Agent otherwise, shall be 150, Chaussee de la Hulpe, B-1170 Brussels, (Watermael-Boitsfort), Belgium.

                                   SECTION 11
                          GOVERNING LAW AND ENFORCEMENT

40.    GOVERNING LAW

This Agreement is governed by English law.

41.    ENFORCEMENT

41.1   JURISDICTION OF ENGLISH COURTS
(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 41.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2   SERVICE OF PROCESS
       Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

       (a) irrevocably appoints Sappi Europe Limited, 5th Floor, Stratton House, 1 Stratton Street, London W1X 6JX as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

       (b) agrees that failure by a process agent to notify such Obligor of the process will not invalidate the proceedings concerned.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE I

                              THE ORIGINAL LENDERS

NAME OF ORIGINAL LENDER                         FACILITY A COMMITMENT         FACILITY B COMMITMENT
                                                         EURO                          EURO

ABN AMRO Bank N.V., Belgium                          34,140,625                     20,484,375
Branch

Barclays Bank Plc                                    20,625,000                     12,375,000

Bayerische Landesbank Girozentrale                   27,890,625                     16,734,375

BCH Benelux S.A./N.V.                                 6,250,000                      3,750,000

BHF-BANK Aktiengesellschaft                          27,890,625                     16,734,375

BNP Paribas, Belgium Branch                          27,890,625                     16,734,375

Citibank International plc, London                   34,140,625                     20,484,375

Commerzbank Aktiengesellschaft                       27,890,625                     16,734,375

Credit Agricole Indosuez                             27,890,625                     16,734,375

Creditanstalt AG                                     27,890,625                     16,734,375

DG BANK Deutsche                                     20,625,000                     12,375,000
Genossenschaftsbank AG

Erste Bank der oesterreichischen                     27,890,625                     16,734,375
Sparkassen AG

KBC Bank Arenberg Corporate                          27,890,625                     16,734,375
Branch

Natexis Banques Populaires                           12,500,000                      7,500,000

National Westminster Bank Plc                        27,890,625                     16,734,375

Raiffeisen Zentral Bank Osterreich AG                27,890,625                     16,734,375

Societe Generale                                     12,500,000                      7,500,000

Standard Chartered Bank                              12,500,000                      7,500,000

Sumitomo Mitsui Finance Dublin                       27,890,625                     16,734,375
Limited

The Chase Manhattan Bank                             34,140,625                     20,484,375

The Dai-Ichi Kangyo Bank, Limited.                   12,500,000                      7,500,000

Wachovia Bank, N.A                                   27,890,625                     16,734,375

Westdeutsche Landesbank (Ireland) Plc                27,890,625                     16,734,375
                                                    -------------------------------------------
                                                    562,500,000                    337,500,000
                                                    -------------------------------------------

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

                  CONDITIONS PRECEDENT TO INITIAL UTILISATION

1. OBLIGORS

(a)  A copy of the constitutional documents of each Obligor.

(b)  A copy of a resolution of the board of directors of each Obligor:

    (i) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

    (ii) authorising a specified person or persons to execute the Finance Documents on its behalf; and

    (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

(c) A copy of a resolution of the supervisory board of the Borrower approving the terms of, and transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party.

(d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(e) A certificate of the Borrower (signed by a director) confirming that borrowing the Facilities would not cause any borrowing or similar limit binding on either Obligor to be exceeded.

(f) A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.   LEGAL OPINIONS

(a) A legal opinion of Clifford Chance legal advisers to the Lead Arrangers and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b) A legal opinion of Wolf Theiss & Partners, legal advisers to the Lead Arrangers and the Agent in Austria, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c) A legal opinion of Clifford Chance, legal advisers to the Lead Arrangers and the Agent in Belgium, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.   OTHER DOCUMENTS AND EVIDENCE

(a)  The SISA Guarantee duly executed by the Guarantor and the Agent.

(b) Evidence that the process agent referred to in Clause 41.2 (SERVICE OF PROCESS) has accepted its appointment.

(c) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(d)  The Original Financial Statements.

(e) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 14 (FEES) and Clause 19 (COSTS AND EXPENSES) have been paid or will be paid within 5 Business Days from the date of this Agreement.

(f) Evidence of the aggregate total amount of Financial Indebtedness of the Group as at 31 May 2001 including details of the amount, identity of the borrower/debtor and the lender/creditor together with confirmation of any material changes since that date to the extent known by the Borrower.

(g) A certificate from the Borrower duly executed by an authorised signatory setting out the name and relevant details of each Material Subsidiary.

(h) A letter from the Borrower addressed to the Lead Arrangers detailing the repayment profile and timing thereof of all SD Warren Group indebtedness.

                                   SCHEDULE 3

                                    REQUESTS

                                     PART A

                              UTILISATION REQUEST

From: Sappi Papier Holding AG

To:   Citibank International plc as Agent

Dated:

Dear Sirs
          SAPPI PAPIER HOLDING AG - EURO 900,000,000 CREDIT AGREEMENT
                             DATED [     ] 2001

1. [We wish to borrow a Loan on the following terms]/[We wish a Guarantee to be issued as follows]::

      Facility:                             [   ]
      Proposed Utilisation Date:            [   ] (or, if that is not a Business
                                             Day, the next Business Day)
      Currency of [Loan]/[Guarantee]:       [   ]

      Amount:                               [   ] or, if less, the Available
                                            Facility [A/B]
      Interest Period:                      [   ]
      [Expiry Date]:                        [   ]

2. We confirm that each condition specified in Clause 4.2 (FURTHER CONDITIONS PRECEDENT) of the Credit Agreement referred to above is satisfied on the date of this Utilisation Request.

3. [The proceeds of this Loan should be credited to [ACCOUNT [NB NOT AN ACCOUNT HELD IN AUSTRIA]]] [The Guarantee should be issued in favour of [NAME OF RECIPIENT] in the form attached and delivered to the recipient at [ADDRESS OF RECIPIENT [NB - NOT AN AUSTRIAN ADDRESS]]. The purpose of its issue is [].].

4.    This Utilisation Request is irrevocable and signed at [PLACE OUTSIDE
      AUSTRIA].

5. The Place of Performance shall be determined according to Clause 39 (PLACE OF PERFORMANCE), but shall, in any case, be outside of Austria. No original or certified copy hereof shall be brought into Austria.

                                Yours faithfully


                         ...............................
                            authorised signatory for
                            SAPPI PAPIER HOLDING AG

                                     PART B

                                SELECTION NOTICE

                        APPLICABLE TO A FACILITY B LOAN

From: Sappi Papier Holding AG

To:  Citibank International plc

Dated:

Dear Sirs

          SAPPI PAPIER HOLDING AG - EURO 900,000,000 CREDIT AGREEMENT
                              DATED [    ] 2001

1. We refer to the following Facility B Loan[s] in [IDENTIFY CURRENCY] with an Interest Period ending on [_____].

2. [We request that the above Facility B Loan[s] be divided into [ ] Facility B Loans with the following Base Currency Amounts and Interest Periods:]

      OR

      [We request that the next Interest Period for the above Facility B Loan[s]
      is [   ]],

3. We request that the above Facility B Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following currencies: [ ]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (FURTHER CONDITIONS PRECEDENT) of the Credit Agreement referred to above is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [ACCOUNT - NB NOT AN ACCOUNT HELD IN AUSTRIA].].

4.    This Selection Notice is irrevocable and signed at [PLACE OUTSIDE OF
      AUSTRIA].

5. The Place of Performance shall be determined according to Clause 39 (PLACE OF PERFORMANCE), but shall, in any case, be outside of Austria. No original or certified copy hereof shall be brought into Austria.

                                Yours faithfully


                        ...............................
                            authorised signatory for
                            SAPPI PAPIER HOLDING AG

                                   SCHEDULE 4

                            MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant
      Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent as the net cost of complying with the minimum reserve requirements of the European Central Bank after taking into account remuneration payable to it by the European Central Bank under Council Regulation (EC) No. 2531/98 of 23 November 1998 and Council Regulation
      (EC) No. 2828/98 of 1 December 1998.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

      (a)      in relation to a sterling Loan:

               AB + C(B-D)+E x 0.01
               -------------------- per cent. per annum
                    100 - (A+C)

      (b)      in relation to a Loan in any currency other than sterling:

               E x 0.01
               -------- per cent. per annum.
                  300

      Where:

      A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

      B is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

      C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

      D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

      E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per [POUND]1,000,000 of the Fee Base of that Lender.

5.    For the purposes of this Schedule:

      (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      (b) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

      (c) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

      (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

      (b) any other information that the Agent may reasonably require for such purpose.

      Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To:    Citibank International plc as Agent

From: [THE EXISTING LENDER] (the "EXISTING LENDER") and [THE NEW LENDER] (the "NEW LENDER")

Dated:

          SAPPI PAPIER HOLDING AG - EURO 900,000,000 CREDIT AGREEMENT
                   DATED [   ] 2001 (THE "CREDIT AGREEMENT")

1.    We refer to Clause 25.5 (PROCEDURE FOR TRANSFER) of the Credit Agreement:

      (a) The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (PROCEDURE FOR TRANSFER) of the Credit Agreement.

      (b)    The proposed Transfer Date is [ ].

      (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (ADDRESSES) of the Credit Agreement are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 25.4 (LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS) of the Credit Agreement.

3.    This Transfer Certificate is governed by English law.

4.    This Transfer Certificate is signed at [PLACE OUTSIDE OF AUSTRIA].

NO ORIGINAL OR CERTIFIED COPY OF THE CREDIT AGREEMENT MAY BE TAKEN INTO OR SENT TO THE REPUBLIC OF AUSTRIA. THE CREDIT AGREEMENT MAY NOT BE REFERRED TO IN ANY CORRESPONDENCE (WHETHER IN WRITING, BY FACSIMILE, BY TELEX OR IN ELECTRONIC
FORM) TO OR FROM ANY PERSON IN THE REPUBLIC OF AUSTRIA.

                                  THE SCHEDULE

              COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                           [INSERT RELEVANT DETAILS]
               [FACILITY OFFICE ADDRESS, FAX NUMBER AND ATTENTION
              DETAILS FOR NOTICES AND ACCOUNT DETAILS FOR PAYMENTS,

                        [NB MUST BE OUTSIDE AUSTRIA]] ,

[Existing Lender]                   [New Lender]
By:                                 By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ]

[Agent]

By:

                                   SCHEDULE 6

                         FORM OF COMPLIANCE CERTIFICATE

To:   Citibank International plc as Agent

From: Sappi Papier Holding AG

Dated:

Dear Sirs
           SAPPI PAPIER HOLDING AG - EURO 900,000,000 CREDIT AGREEMENT
                     DATED [ ] 2001 (THE "CREDIT AGREEMENT")

1.    We refer to the Credit Agreement. This is a Compliance Certificate.

2.    We confirm that:

      (i) in respect of the Quarter ending on [ ] and each of the three immediately preceding Quarters the mean average of EBITDA was [ ] and the mean average of Consolidated Net Interest Expense was [ ]. Therefore EBITDA was [ ] times Consolidated Net Interest Expense and the covenant contained in sub-clause (a) of Clause
               22.1 (FINANCIAL COVENANTS) [has/has not] been complied with;

      (ii) in respect of the Quarter ending on [ ] and each of the seven immediately preceding Quarters the mean average of EBITDA was [ ] and the mean average of Consolidated Net Interest Expense was [ ]. Therefore EBITDA was [ ] times Consolidated Net Interest Expense and the covenant contained in sub-clause (b) of Clause
               22.1 (FINANCIAL COVENANTS) [has/has not] been complied with;

      (iii) in respect of the Quarter ending on [ ] the Consolidated Capital of the Group was [ ] and the Consolidated Assets of the Group was [ ] as at the end of that Quarter. Therefore the Consolidated Capital of the Group was [ ] times the Consolidated Capital of the Group and the covenant contained in sub-clause (c) of Clause
               22.1 (FINANCIAL COVENANTS) [has/has not) been complied with; and

      (iv) in respect of the Quarter ending on [ ] Net Debt was [ ] and Capitalisation for such Quarter was [ ] as at the end of that Quarter. Therefore Net Debt at that time [was/was not] equal to or in excess of [ ] and the covenant contained in subclause (d) of Clause 22.1 (FINANCIAL COVENANTS) [has/has not] been complied with.

3.    [As at [end of Quarter], the Material Subsidiaries are as follows:
      [ ]

We confirm that the above companies account for at least 90 per cent. of the Consolidated Earnings and at least 90 per cent. of the Consolidated Assets (as such terms are defined in the definition of Material Subsidiary set out in the Credit Agreement).](1)

4.    [We confirm that no Default is continuing.](2)

5.    This Compliance Certificate is signed [PLACE OUTSIDE OF AUSTRIA].

Signed:                                                .............
                                                       Director
                                                       for and on behalf of
                                                       SAPPI PAPIER HOLDING AG


































(1) Paragraph 3 only included in the Annual Compliance Certificate, as such term is defined in the Credit Agreement.

(2) If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 7

                               EXISTING SECURITY

NAME OF OBLIGOR                         SECURITY                   TOTAL PRINCIPAL AMOUNT OF
                                                                   INDEBTEDNESS SECURED
SAPPI FINE PAPER NORTH AMERICA
 term loan                               Assets                         $78,000,000
 revolving credit facility*              Assets                        $155,000,000
 town of Skowhegan/Michigan
 strategic fund/City of Westbrook        Land and Buildings            $107,000,000
SAPPI ALFELD
 Allianz AG                              Assets                      euro11,000,000
SAPPI GRATKORN
 OeVKB                                   Bonds                        euro1,000,000
 Wasserwirtschaftsfonds                  Bonds                        euro3,000,000

* The agreed credit limit is $250,000,000 for the revolving credit facility (in addition to a letter of credit facility amounting to $136,000,000)

                                   SCHEDULE 8

                                   TIMETABLES

                                     PART A

                                     LOANS

                                               LOANS IN EURO        LOANS IN         LOANS IN OTHER
                                                                    STERLING           CURRENCIES
Request for Optional Currency                       -                  -                U-5 9.30 am
received by the Agent (Clause 4.3
(CONDITIONS RELATING TO OPTIONAL
CURRENCIES)

Approval from Lenders for an Optional               -                  -                U-4 12.00 noon
Currency, if required (Clause 4.3
(CONDITIONS RELATING TO OPTIONAL CURRENCIES))

Agent notifies the Borrower if a                    -                  -                U-4 3.00 pm
currency is approved as an Optional
Currency in accordance with Clause
4.3 (CONDITIONS RELATING TO OPTIONAL
CURRENCIES)

Delivery of a duly completed                   U-3 9.30 am        U-1 9.30 am           U-3 9.30 am
Utilisation Request (Clause 5.1
(DELIVERY OF A UTILISATION REQUEST)

A Selection Notice (Clause 12.1                U-3 9.30 am        U-1 9.30 am           U-3 9.30 am
(SELECTION OF INTEREST PERIODS AND
TERMS))

Agent determines (in relation to a                                U-1 11.00 am          U-3 11.00 am
Utilisation) the Base Currency Amount
of the Loan, if required under Clause
5.4 (LENDERS' PARTICIPATION)

Agent notifies the Lenders of the Loan         U-3 3.00 pm        U-1 3.00 pm           U-3 3.00 pm
in accordance with Clause 5.5
(NOTIFICATION)

Agent receives a notification from a           U-2 9.00 am        U - 9.00 am           U-2 9.00 am
Lender under Clause 7.2
(UNAVAILABILITY OF A CURRENCY)

                                     - 86 -

Agent gives notice in accordance with          U-2 9.30 am        U 9.30 am             U-2 9.30 am
Clause 7.2 (UNAVAILABILITY OF A
CURRENCY)

Agent determines amount of the Loan           U-3 11.00 am       U-1 11.00 am          U-3 11.00 am
in Optional Currency in accordance
with Clause 7.3 (CHANGE OF CURRENCY)
and Clause 7.4 (SAME OPTIONAL
CURRENCY DURING SUCCESSIVE INTEREST
PERIODS)


LIBOR or EURIBOR is fixed                    Quotation Day as   Quotation Day           Quotation Day
                                             of 11:00 a.m.      as of 11:00 a.m.        as of 11:00 a.m.
                                             Brussels
                                             time in respect
                                             of EURIBOR

"U"      =     date of utilisation
"U-X"    =     X Business Days prior to date of utilisation

                                     PART B

                                   GUARANTEES

                                                                Guarantees

Delivery of a duly completed Utilisation                                 U-5
Request (Clause 5.1 (DELIVERY OF A                                    9.30 am
UTILISATION REQUEST)

Agent and Fronting Bank approve the                                 U-4 3.00 pm
details of the Guarantee in
accordance with Clause 5.2 (COMPLETION OF A
UTILISATION REQUEST)

Fronting Bank provides copy of the                                U-2 12.00 noon
Guarantee to the Agent in accordance with
Clause 5.5 (NOTIFICATION)

Agent notifies the Lenders of the                                         U-2
Guarantee in accordance with Clause 5.5
(NOTIFICATION).                                                        4.00 PM

Lender notifies Agent of restriction in                           U-1 12.00 noon
participation of the Guarantee in
accordance with Clause 6.2 (RESTRICTIONS
ON PARTICIPATION IN GUARANTEES)

Fronting Bank issues the Guarantee in                                    U
accordance with Clause 6.1 (COMPLETION
OF GUARANTEES)

"U"   =    date of utilisation
"U - X"  =   X Business Days prior to date of utilisation

                                   SCHEDULE 9

                      FORM OF CONFIDENTIALITY UNDERTAKING

From: [Proposed Transferee]

To:   Sappi Papier Holding AG
                                                                       [ ]200[ ]

CREDIT AGREEMENT DATED [ ] BETWEEN (1) SAPPI PAPIER HOLDING AG AS BORROWER
(2) SAPPI INTERNATIONAL S.A. AS GUARANTOR (3) CITIBANK INTERNATIONAL PLC AS AGENT AND (4) CERTAIN LENDERS NAMED THEREIN (THE "CREDIT AGREEMENT")

1. We refer to the Credit Agreement. Words and expressions defined in the Credit Agreement and not expressly defined herein shall bear the same respective meanings.

2. Subject as provided below, we undertake to keep confidential and undertake not to, without your prior written consent, (i) disclose any information (other than information which is publicly available other than as a result of a breach of this letter) supplied by or on behalf of Sappi Papier Holding AG, or (ii) use any such information other than in relation to the Facilities. However, you agree that we are entitled to disclose information:

      (a) in connection with any legal proceedings arising out of or in connection with the Credit Agreement or any audit requirement;

      (b) if required to do so by an order of a court of competent jurisdiction whether under any procedure for discovering documents or otherwise;

      (c) pursuant to any law or regulation in accordance with which we and/or any of our affiliates and/or subsidiaries are required or accustomed to act;

      (d) to a governmental banking, taxation or other regulatory authority of any competent jurisdiction;

      (e) to our accountants or legal or other professional advisers in connection with this letter or the Facilities;

      (f) which, after such information has been made available to us, becomes generally available to third parties by publication or otherwise through no breach of this letter;

      (g) which was lawfully in our possession or in the possession of our advisers prior to such disclosure and which was not acquired directly or indirectly from Sappi Papier Holding AG;

      (h) the disclosure of which is made to any of our affiliates in circumstances where it is our usual practice to make such disclosure or where such disclosure is required as part of our management or reporting policies;

      (i) where such disclosure is, in our reasonable opinion, required, following the occurrence of a Default, to protect our position, or to assist in the recovery of amounts, under the Credit Agreement; or

      (j) where such disclosure is made to the Agent, any Lead Arranger or any Lender.

3. The obligations in this letter shall cease (a) if we become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facilities or (b) twelve months after we have returned all information received by you relating to the Facilities (other than such information which has been disclosed under paragraph 2 above).

4. This letter sets out the full extent of our obligations of confidentiality owed to you in relation to the information the subject of this letter. The terms of this letter and our obligations under this letter may only be amended or modified by written agreement between us.

5.    (a)   The terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties)
            Act 1999 is excluded.

      (b) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any other person to rescind or vary this letter at any time.

6. This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the exclusive jurisdiction of the English courts.

7. This letter is signed [PLACE OUTSIDE OF AUSTRIA]. No original or certified copy hereof shall be brought into Austria.

Please countersign this letter to confirm your agreement to its terms.

Yours faithfully,

 ...........................
[name of proposed Transferee]

We hereby agree and acknowledge the terms of the above letter.

 ...........................
for and on behalf of
SAPPI PAPIER HOLDING AG

                                   SIGNATURES

THE BORROWER

SAPPI PAPIER HOLDING AG

By: /s/ Trevor Lewis Larkan

/s/ Wolfgang Pfarl

Address:   150 Chaussee de la Hulpe, B-1170 Brussels, (Watermael-Boitsfort),
           Belgium

Fax:       +32 2676 9601

Attention: Mr Kaj Burchardi
           Executive Director
           Corporate Finance

THE GUARANTOR

SAPPI INTERNATIONAL S.A.

By: /s/ Kaj Burchardi
    /s/ Karl Kamper

Address: 150 Chaussee de la Hulpe, B-1170 Brussels, (Watermael-Boitsfort),
         Belgium

Fax:     +32 2676 9601

Attention: Mr Kaj Burchardi
           Executive Director
           Corporate Finance

THE LEAD ARRANGERS

ABN AMRO BANK N.V.

By: Murat Demirel
/s/ Murat Demirel

CITIBANK INTERNATIONAL PLC

By: Murat Demirel
/s/ Murat Demirel

J P MORGAN PLC

By: Andrea Harratt
/s/ Andrea Harratt

The Agent

CITIBANK INTERNATIONAL PLC

By: Murat Demirel
/s/ Murat Demirel

Address: PO BOX 242, 336 Strand, London WC2R lHB

Tel:     +44 207 500 4194

Fax:     +44 207 500 4482/4484

Attention:  Loans Agency

The Original Lenders

ABN AMRO BANK N.V., BELGIUM BRANCH

By: Murat Demirel
/s/ Murat Demirel

BARCLAYS BANK PLC

By: Tom W. Russell
/s/ Tom W. Russell

BAYERISCHE LANDESBANK GIROZENTRALE

By: Murat Demirel
/s/ Murat Demirel

BCH BENELUX S.A./N.V.

By: Murat Demirel
/s/ Murat Demirel

BHF-BANK AKTIENGESELLSCHAFT

By: Murat Demirel
/s/ Murat Demirel

BNP PARIBAS, BELGIUM BRANCH

By: Murat Demirel
/s/ Murat Demirel

CITIBANK INTERNATIONAL PLC, LONDON

By: Murat Demirel
/s/ Murat Demirel

COMMERZBANK AKTIENGESELLSCHAFT

By: Murat Demirel
/s/ Murat Demirel

CREDIT AGRICOLE INDOSUEZ

By: Murat Demirel
/s/ Murat Demirel

CREDITANSTALT AG

By: Murat Demirel
/s/ Murat Demirel

DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG

By: Murat Demirel
/s/ Murat Demirel

ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG

By: Murat Demirel
/s/ Murat Demirel

KBC BANK ARENBERG CORPORATE BRANCH

By: Murat Demirel
/s/ Murat Demirel

NATEXIS BANQUES POPULAIRES

By: Murat Demirel
/s/ Murat Demirel

NATIONAL WESTMINSTER BANK PLC

By: Peter Simon Russell
/s/ Peter Simon Russell

RAIFFEISEN ZENTRAL BANK OSTERREICH AG

By: Murat Demirel
/s/ Murat Demirel

SOCIETE GENERALE

By: Murat Demirel
/s/ Murat Demirel

STANDARD CHARTERED BANK

By: Murat Demirel
/s/ Murat Demirel

SUMITOMO MITSUI FINANCE DUBLIN LIMITED

By: Murat Demirel
/s/ Murat Demirel

THE CHASE MANHATTAN BANK

By: Andrea Harratt
/s/ Andrea Harratt

THE DAI-ICHI KANGYO BANK, LIMITED.

By: Murat Demirel
/s/ Murat Demirel

WACHOVIA BANK, N.A

By: Murat Demirel
/s/ Murat Demirel

WESTDEUTSCHE LANDESBANK (IRELAND) PLC

By: Murat Demirel
/s/ Murat Demirel

CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE

                            SAPPI INTERNATIONAL S.A.

                                       AND

                           CITIBANK INTERNATIONAL PLC

                        ---------------------------------

                                    GUARANTEE

                        ---------------------------------

                                    CONTENTS

CLAUSE                                                                      PAGE
 1.  Interpretation .......................................................... 1

 2.  Guarantee And Indemnity ................................................. 2

 3.  Continuing Guarantee .................................................... 2

 4.  Reinstatement ........................................................... 2

 5.  Waiver Of Defences ...................................................... 3

 6.  Immediate Recourse ...................................................... 3

 7.  Appropriations .......................................................... 3

 8.  Deferral Of Guarantor's Rights .......................................... 4

 9.  Additional Security ..................................................... 4

 10. Payments And Interest ................................................... 4

 11. Currency ................................................................ 4

 12. Notices ................................................................. 5

 13. Waiver .................................................................. 5

 14. Provisions Severable .................................................... 5

 15. Continuation Of Guarantee ............................................... 6

 16. The Agent's Discretion .................................................. 6

 17. Governing Law ........................................................... 6

 18. Enforcement ............................................................. 6

 19. Amendments .............................................................. 7

 20. Trust ................................................................... 7

 21. Assignment .............................................................. 7

 22. Third Party Rights ...................................................... 7

THIS GUARANTEE is made on 11 JULY 2001

BY:

SAPPI INTERNATIONAL S.A., (the "GUARANTOR") (as defined below)

IN FAVOUR OF

CITIBANK INTERNATIONAL PLC of 336 Strand, London WC2R 1HB as agent and trustee for the Finance Parties (the "AGENT").

WHEREAS:

By a credit agreement (the "CREDIT AGREEMENT") dated 11 JULY 2001 made between Sappi Papier Holding AG, the Guarantor, ABN AMRO Bank N.V., Citibank International Plc and JP Morgan PLC as lead arrangers, certain lenders and the Agent, the Lenders have agreed to make available certain facilities to the Borrower on the terms and conditions contained in the Credit Agreement.

It is a term of the Credit Agreement that the Guarantor enter into this Guarantee.

NOW THIS DEED WITNESSES as follows:

1.   INTERPRETATION

1.1 In this Guarantee, unless the context otherwise requires or unless otherwise defined or provided for in this Guarantee, words and expressions shall have the same meaning as is attributed to them under the Credit Agreement. In addition, the following words and expressions shall have the respective means ascribed to them:

     "BORROWER" means Sappi Papier Holding AG, a company incorporated in Austria with company number FN167931h having its registered office at Geschaftsanschrift 1010 Wien Seilergasse 16.

     "GUARANTOR" means Sappi International S.A., a Belgium company having its registered office at 150, Chaussee de la Hulpe, 1170 Brussels, Belgium R.C. Brussels 568.858 and includes its successors in title.

1.2 Clause headings are for convenience of reference only and shall not affect the construction of this Guarantee.

1.3  In this Guarantee (unless otherwise provided):

     (a) references to Clauses are to be construed as references to the clauses of this Guarantee as amended or varied from time to time and references to sub-Clauses shall unless otherwise specifically stated be construed as references to the subclauses of the clause in which the reference appears;

     (b) references to this Guarantee and any provisions of this Guarantee or to any other document or agreement are to be construed as references to this Guarantee, those provisions or that document or agreement as is in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

     (c)   words importing the singular shall include the plural and vice versa;

     (d) references to a "person" shall be construed so as to include that person's assigns or transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, unincorporated body of persons or any state or any agency thereof;

     (e) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

     (f) references to liability or liabilities are to be construed to include all liabilities and obligations whether actual, contingent, present or future and whether incurred solely or jointly;

     (g) the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible; and

     (h) the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

2.   GUARANTEE AND INDEMNITY

     The Guarantor irrevocably and unconditionally:

     2.1.1 guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

     2.1.2 undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

     2.1.3 indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

3.   CONTINUING GUARANTEE

     This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

4.   REINSTATEMENT

     If any payment by the Borrower or any discharge given by a Finance Party (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

     4.1.1 the liability of the Borrower shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     4.1.2 each Finance Party shall be entitled to recover the value or amount of that security or payment from the Borrower, as if the payment, discharge, avoidance or reduction had not occurred.

5.   WAIVER OF DEFENCES

     The obligations of the Guarantor under this Guarantee will not be affected by an act, omission, matter or thing which, but for this Guarantee, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or any Finance Party) including:

     5.1.1 any time, waiver or consent granted to, or composition with, the Borrower or other person;

     5.1.2 the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any Group Company;

     5.1.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     5.1.4 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

     5.1.5 any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

     5.1.6 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

     5.1.7  any insolvency or similar proceedings.

6.   IMMEDIATE RECOURSE

     The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

7.   APPROPRIATIONS

     Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

     7.1.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

     7.1.2 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Guarantee.

8.   DEFERRAL OF GUARANTOR'S RIGHTS

8.1 Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

     8.1.1  to be indemnified by the Borrower;

     8.1.2 to claim any contribution from any other guarantor of the Borrower's obligations under the Finance Documents; and/or

     8.1.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

9.   ADDITIONAL SECURITY

     This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

10.  PAYMENTS AND INTEREST

10.1 The provisions of the Credit Agreement relating to the payments to be made under it (including, without limitation, those regulating what is to happen if the Borrower is required by law to make a deduction or withholding from any such payment) shall apply MUTATIS MUTANDIS to payments to be made under the Guarantee.

10.2 If the Agent makes a demand under this Guarantee, the Guarantor shall pay interest on each sum demanded (before and after any judgement and to the extent, interest at the default rate is not otherwise being paid on such sum(s)) from the date of demand until the date of payment calculated on a daily basis at the rate determined in accordance with the provisions of clause 11.3 (DEFAULT INTEREST) of the Credit Agreement.

11.  CURRENCY

     The Agent may, in order to cover the obligations of the Borrower in another currency in its sole discretion, convert any moneys received, recovered or realised in any currency under this Guarantee (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into any other currency at the Agent's spot rate of exchange at such time as the Agent thinks fit.

12.  NOTICES

12.1 METHOD

     All notices and demands to be made under this Guarantee shall be made in writing in English but, unless otherwise provided, may be made by facsimile transmission or letter.

12.2 DELIVERY

     Any notice or demand to be made or delivered by the Agent pursuant to this Guarantee shall (unless the Guarantor has by 15 days' written notice to the Agent specified another address) be made or delivered at the following address:

     SAPPI INTERNATIONAL S.A.:

     150 Chaussee de la Hulpe,
     B-1170 (Watermael- Boitsfort),
     Brussels,
     Belgium

     Attention:      Mr Kaj Burchardi
     Fax:            +32 2 676 9601

12.3 DEEMED RECEIPT

     12.3.1 Any notice given by the Agent shall be deemed to have been received:

            (a) if sent by facsimile transmission, with a confirmed receipt of transmission from the receiving machine, on the Business Day on which transmitted or the following Business Day if transmitted after the normal business hours of the Guarantor;

            (b) in the case of a written notice lodged by hand, on the Business
                Day of actual delivery or the following Business Day if delivered after the normal business hours of the Guarantor; and

            (c) if posted, on the second Business Day following the day on which it was properly despatched by first class mail postage prepaid.

     12.3.2 Any notice given to the Agent shall be deemed to have been given only on actual receipt.

13.  WAIVER

     No failure on the part of the Agent to exercise, or delay on its part in exercising, any of its rights, powers and remedies provided by this Guarantee or by law (collectively the "RIGHTS") shall operate as a waiver thereof, nor shall any single or partial exercise of any of the Rights preclude any further or other exercise of that one of the Rights concerned or the exercise of any other of the Rights.

14.  PROVISIONS SEVERABLE

     Every provision contained in this Guarantee shall be severable and distinct from every other such provision and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected thereby.

15.  CONTINUATION OF GUARANTEE

15.1 This Guarantee shall remain in full force and effect notwithstanding the termination of the Credit Agreement or any amendments or variations from time to time of the Credit Agreement and all references herein to the Credit Agreement shall be taken as referring to the Credit Agreement as amended or varied from time to time.

15.2 This Guarantee is and will remain the property of the Agent.

16.  THE AGENT'S DISCRETION

16.1 Subject to the terms of the Credit Agreement:

     16.1.1 any liberty or power which may be exercised or any determination which may be made hereunder by the Agent may be exercised or made in the absolute and unfettered discretion of the Agent which shall not be under any obligation to give reasons therefor; and

     16.1.2 a certificate by an officer of the Agent (i) as to the amount for the time being due to the Agent or any other Finance Party from the Borrower, and (ii) as to any sums payable to the Agent hereunder, shall, save in the case of manifest error, be conclusive and binding upon the Guarantor for all purposes.

17.  GOVERNING LAW

     This Guarantee is governed by English law.

18.  ENFORCEMENT

18.1 JURISDICTION OF ENGLISH COURTS

     18.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee (including a dispute regarding the existence, validity or termination of this Guarantee) (a "DISPUTE").

     18.1.2 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

     18.1.3 This Clause 18 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

18.2 SERVICE OF PROCESS

     Without prejudice to any other mode of service allowed under any relevant law, the Guarantor:

     18.2.1 irrevocably appoints Sappi Europe Limited, 5th Floor, Stratton House, I Stratton Street, London W1X 6JX as its agent for service of process in relation to any proceedings before the English courts in connection with this Guarantee; and

     18.2.2 agrees that failure by a process agent to notify the Guarantor of the process will not invalidate the proceedings concerned.

19.  AMENDMENTS

     No amendment or waiver of any provision of this Guarantee and no consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed or approved in writing by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

20.  TRUST

     The Agent shall hold the benefit of this Guarantee upon trust for the Finance Parties.

21.  ASSIGNMENT

     The Finance Parties shall have a full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Guarantee to any person to whom all or any part of its rights, benefits and obligations under the Credit Agreement are assigned or transferred in accordance with the provisions of the Credit Agreement and the expression the "AGENT" wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of the Agent, who shall be entitled to enforce and proceed upon this Guarantee in the same manner as if named herein. The Agent shall be entitled to impart any information concerning the Guarantor to any such assignee or other successor or any participant or proposed assignee, successor or participant.

22.  THIRD PARTY RIGHTS

     A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Guarantee.

IN WITNESS whereof the Guarantor has executed this Guarantee as a deed and the Agent has executed this Guarantee under hand the day and year first before written.

EXECUTED as a DEED by                      )       KAJ BURCHARDI
SAPPI INTERNATIONAL S.A.                   )
in the presence of:                        )       KARL KAMPER

 /s/ [Kaj Burchadi]                             DIRECTOR

 /s/ [Karl Kamper]                              DIRECTOR/SECRETARY

SIGNED for and on behalf of                )
CITIBANK INTERNATIONAL PLC                 )  /s/ [ILLEGIBLE]

                                    JULY 2001
                            SAPPI INTERNATIONAL S.A.
                                  AS GUARANTOR

                             SAPPI PAPIER HOLDING AG
                                   AS BORROWER

                ------------------------------------------------

                    GUARANTEE MANDATE AND RECOURSE AGREEMENT

                ------------------------------------------------

                    [LOGO OF FRESHFIELDS BRUCKHAUS DERINGER]

THIS GUARANTEE MANDATE AND RECOURSE AGREEMENT is made on July 2001 (the
AGREEMENT)

BETWEEN:

(1) SAPPI INTERNATIONAL S.A., a Belgium company with company number 568858 having its registered office at 150, Chaussee de la Hulpe, 1170 Brussels, Belgium R.C. Brussels 568.858 (the GUARANTOR); and

(2) SAPPI PAPIER HOLDING AG, a company incorporated in Austria with company number FN167931h having its registered office at A-8101 Gratkorn, Bruckerstrasse 21 (the BORROWER);

WHEREAS

(a) By a credit agreement (the CREDIT AGREEMENT) dated July 2001 made between the Borrower, the Guarantor, ABN AMRO Bank N.V., Citibank International Plc and JP Morgan PLC as lead arrangers, certain lenders and Citibank International Plc (acting as AGENT), the Lenders have agreed to make available certain facilities to the Borrower on the terms and conditions contained in the Credit Agreement.

(b) It is a term of the Credit Agreement that the Guarantor provides a guarantee to the Agent (acting as agent for the Lenders) (the GUARANTEE).

Capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1. INSTRUCTION TO ISSUE GUARANTEE. The Borrower hereby instructs the Guarantor to issue the Guarantee by which the Guarantor shall guarantee to each Finance Party (i) the punctual performance by the Borrower of all its obligations under the Finance Documents, (ii) that whenever the Borrower has not paid an amount due under or in connection with any Finance Document it will pay on demand as if it was the principal obligor and that (iii) it will indemnify each Finance Party on demand for all costs, losses or liabilities should any of the obligations guaranteed by it be or become unenforceable, invalid or illegal.

The Guarantee will be a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents.

2. RECOURSE.Upon the Guarantor's written request stating that a certain amount was paid by the Guarantor to any Finance Parties under the Guarantee, the Borrower shall refund to the Guarantor such amount to the extent permitted by and otherwise in accordance with the terms of the Credit Agreement and the Guarantee.

3. REMUNERATION. In consideration for the issuance of the Guarantee, the Borrower shall pay quarterly in advance to the Guarantor the equivalent of 25 basis

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points per annum of any amounts outstanding from time to time under the Finance
Documents.

4. GOVERNING LAW; JURISDICTION. The present agreement shall be governed by the laws of Belgium. All disputes arising out of the present agreement or related to its violation, termination or nullity shall be finally and exclusively settled by the courts of Brussels, Belgium.

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This Guarantee Mandate and Recourse Agreement has been executed in two originals on the day and year first before written and each party acknowledges receipt of one signed original.


SAPPI INTERNATIONAL S.A.

/s/ Kaj Burchardi                        /s/ Karl Kamper
-----------------                        ---------------
Name: Kaj Burchardi                      Karl Kamper
Title: Exec. Director                    Deputy Executive Director

SAPPI PAPIER HOLDING AG

/s/ Trevor Lewis Larkan
-----------------------
Name:  Trevor Lewis Larkan
Title: Executive Board Member

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